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Exhibit 10.1

PURCHASE & RESERVATION AGREEMENT

        THIS PURCHASE & RESERVATION AGREEMENT (this "Agreement"), is dated as of June 4, 2007 (the "Effective Date"), by and between Edison Mission Energy, a Delaware corporation, having its principal place of business at 18101 Von Karman Avenue, Suite 1700, Irvine, California 92612 ("Owner"), and Suzlon Wind Energy Corporation, a Delaware corporation, having its principal place of business at 7th Floor, 8750 West Bryn Mawr Avenue, Chicago, Illinois 60631 ("Suzlon"), sometimes collectively referred to as the "Parties" or singularly as a "Party."

W I T N E S S E T H:

        WHEREAS, Suzlon is a manufacturer and supplier of wind turbine generators and related services and equipment;

        WHEREAS, Owner desires to purchase and Suzlon agrees to design and manufacture, or cause to be designed and manufactured, and sell to Owner certain WTGs;

        WHEREAS, Suzlon shall also deliver and Commission, (and Owner shall purchase) the WTGs in accordance with the terms and provisions of this Agreement; and

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

        1.1    Defined Terms.    For purposes of this Agreement, the following terms shall have the following definitions:

        "2008 Contract Price" has the meaning given in Section 3.1(a) of this Agreement.

        "2008 Extended Delivery WTGs" means those 2008 WTGs with a Delivery Deadline occurring in *** of 2008. The Parties acknowledge and agree that the number of 2008 WTGs with a Delivery Deadline occurring in *** of 2008, collectively, shall not exceed *** (***), excluding any WTGs whose Delivery Deadline is deferred to a date in *** of 2008 as a result of Force Majeure, a request by Owner to Deliver such WTGs' components which are manufactured outside the continental United States to an Alternate Port, or any other provision in this Agreement pursuant to which Suzlon is entitled to an adjustment in the Delivery Deadline as to such WTGs. Suzlon acknowledges and agrees that it shall use reasonable efforts to minimize the number of 2008 WTGs that are Extended Delivery WTGs, but Suzlon's failure to reduce the number of 2008 Extended Delivery WTGs below the aforementioned number shall not be

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deemed a Suzlon Default or a default under this Agreement and Suzlon shall have no liability to Owner for any such failure.

        "2008 GL Liquidated Damages" has the meaning given in Section 2.6(b)(i) of this Agreement.

        "2008 PTC LD Cap" means an amount equal to *** percent (***%) of the Total 2008 Contract Price.

        "2008 WTGs" has the meaning given in Section 2.1(a) of this Agreement.

        "2009 Contract Price" has the meaning given in Section 3.1(b) of this Agreement.

        "2009 GL Liquidated Damages" has the meaning given in Section 2.6(b)(ii) of this Agreement.

        "2009 PTC LD Cap" means an amount equal to *** percent (***%) of the Total 2009 Contract Price.

        "2009 WTGs" has the meaning given in Section 2.1(b) of this Agreement.

        "Acceptable Replacement Security" means (i) a guarantee of a Person with comparable creditworthiness to Edison Mission Energy as of the Effective Date whereby such Person guarantees the obligations of the Owner under this Agreement (provided such guarantee is in a form substantially similar to the Owner Parent Guarantee), or (ii) other equivalent credit support in form and substance reasonably acceptable to Suzlon.

        "Additional TA Fees" has the meaning given in Section 3.1(d) of this Agreement.

        "Affiliate" means, as to a specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

        "Aggregate LD Cap" has the meaning given in Section 5.1(b) of this Agreement.

        "Aggregate TA Hours" has the meaning given in Section 3.1(d) of this Agreement.

        "Agreement" has, subject to the terms of Section 11.14, the meaning given in the Preamble to this Agreement.

        "Alternate Final Milestone" has the meaning given in Section 3.2(a) or Section 4.1(b) of this Agreement, as applicable.

        "Alternate Port" means a port (other than a Gulf Port) designated by Owner pursuant to the terms and conditions of this Agreement; provided, however, that such port (a) shall be capable of accepting the delivery of WTG components thereto, which shall include, without limitation having adequate capabilities for receiving Suzlon's shipping vessels and inland transportation vehicles (if applicable) and sufficient berthing, offloading, management and

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storage capabilities for Suzlon to perform its obligations pursuant to this Agreement, and (b) shall be located in (i) the continental United States (as to Projects located in the continental United States), or (ii) the continental United States or the mainland of Canada (as to Canadian Projects).

        "Alternate Power Plant" has the meaning given in Section 2.5(d) of this Agreement.

        "Applicable Date" means (x) December 31, 2007, in the event there is an Applicable Wind Farm as of December 1, 2007, or (y) in the event there is not yet an Applicable Wind Farm as of December 1, 2007, the date that is one (1) month after the date there is an Applicable Wind Farm.

        "Applicable SC-Power Plant" has the meaning given in Section 2.5(d) of this Agreement.

        "Applicable Wind Farm" means any "Project" (as defined in that certain Purchase & Reservation Agreement, by and between Owner and Suzlon, dated as of November 15, 2005, as amended, or any "Definitive Agreement" executed thereunder (as applicable)) that has (i) achieved "Commissioning" of a substantial portion of its (but in no event less than ten (10)) "WTGs" (each as defined in such applicable agreement), (ii) whose "owner" has, no later than ***, (x) requested in writing the SC-Power Plant, and (y) actually paid Suzlon the fee for such SC-Power Plant, and (iii) whose Owner has such "Project" reasonably ready for the installation of the SC-Power Plant.

        "Application for Payment" has the meaning given in Section 3.4(a) of this Agreement.

        "Available Milestone Amount" means, with respect to each Milestone Payment, an amount equal to (i) the total amount of such Milestone Payment, less (ii) amounts from such Milestone Payment that will be deposited in a Payment Escrow pursuant to Section 11.7(b).

        "Availability Warranty" has the meaning given in Exhibit G to this Agreement.

        "Balance of Plant" means all equipment and materials and other items and services necessary to complete a Project in accordance with prudent electric industry practices for wind generation projects of a similar nature, except for the corresponding Work. The Balance of Plant includes, but is not limited to, the following items, which, as between Owner and Suzlon, Owner shall provide:

  (i)
  all geotechnical studies, investigations and site and other surveys;

  (ii)
  demolition and/or removal, to the extent necessary, of any existing facilities at a Project Site;

  (iii)
  grading, trenching, excavation and other preparation of a Project Site;

  (iv)
  the civil engineering, construction and testing of all civil works (including that which is related to the WTG foundations);

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  (v)
  permits (other than those set forth in Section 2.5 of the Definitive Agreements or Section 2.2 of the Modified Obligations (as the case may be));

  (vi)
  design, engineering, procurement, installation, grading and construction of crane pads at the WTG sites, access roads to the WTGs (including, but not limited to, any modifications and/or upgrades to public or other roads which are necessary for the transportation of the WTGs to the Project Site), lay down areas for the WTGs (as well as for storage and tools) and staging areas for delivery;

  (vii)
  FAA warning lights, meteorological stations and foundations (including those for the transformers, met masts and WTGs);

  (viii)
  anchor bolts with nuts and washers, specification of torque settings for foundation bolts and grouting and tensioning of anchor bolts;

  (ix)
  design, engineering, procurement, installation and construction of cable and pipe ducting, all interconnection facilities (including the padmount transformers and the padmount switchgear), the communications system and the communications system cables and interface hardware, the kV electrical collection system and substation, the electrical works (whether above ground or below ground) and the control works (including installation, supply and termination of 600V electrical cables between ground bus panel and pad transformer);

  (x)
  design, installation and termination of grounding system to the towers, switchgear, transformers, pad transformers, grid interconnects and the Project substation;

  (xi)
  supply of met masts required for any power curve testing;

  (xii)
  installation and supply of fiber-optic cabling between the WTGs;

  (xiii)
  high speed internet access;

  (xiv)
  sanitary facilities for Suzlon's non-exclusive use;

  (xv)
  connecting a Project to the transmission grid (including, without limitation, all interconnection facilities);

  (xvi)
  energizing a Project;

  (xvii)
  connecting power to the base bus bar in the control panel;

  (xviii)
  work space in temporary construction trailers, offices or similar facilities for Suzlon's non-exclusive use during Suzlon's Commissioning of the WTGs; and

  (xix)
  all items listed on Exhibit I to this Agreement as being within Owner's scope.

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        "Bill of Lading/Ex Works Milestone Payment" has the meaning given in Section 3.2(a) or Section 4.1(b) (as the case may be) of this Agreement.

        "Blades" has the meaning given in the definition of the term WTG.

        "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are closed in the State of Illinois.

        "Canadian Project" means a Project located in the mainland of Canada consisting of at least twenty-four (24) WTGs; provided, however, that such Project shall be located (a) in the Canadian provinces of Manitoba or Ontario, or, in the event the PTC Qualification Date is not extended to December 31, 2009 or any date thereafter, the Canadian provinces of Manitoba, Ontario, Alberta or Saskatchewan, and (b) within fifty (50) kilometers of a municipality with a permanent population of greater than ten thousand (10,000). Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Suzlon shall not be responsible for compliance with any Canadian Law requiring that a minimum percentage of content of goods used in a Canadian Project be produced or manufactured in Canada (or any other designated location), and shall have no liability to Owner or any of its Affiliates for the failure of a Canadian Project to comply with the same.

        "Cancellation Fee" has the meaning given in Section 8.5(b) of this Agreement.

        "Cancelled Amount" has the meaning given in Section 8.5(a) of this Agreement.

        "Certificate for Payment" has the meaning given in Section 3.4(b) of this Agreement.

        "Certificate of Commissioning" has the meaning given in Section 2.2(i) to this Agreement.

        "Certificate of Final Completion" has the meaning given in Section 2.2(l) of this Agreement.

        "Certificate of Mechanical Completion" has the meaning given in Exhibit O to this Agreement.

        "Change in Law" shall mean and refer to the enactment, adoption, promulgation, amendment, modification, repeal or change in interpretation by a Governmental Authority after the Effective Date of any Law which is applicable to the performance of the Work.

        "Climb-Assist Election" has the meaning given in Section 3.2(f) of this Agreement.

        "Climb-Assist Election Deadline" means (i) as to the 2008 WTGs, the date that is one (1) month after the Effective Date, and (ii) as to the 2009 WTGs, May 1, 2008.

        "Climb-Assist Fee" means *** U.S. Dollars ($***) for each WTG containing the Climb-Assist System; which fee, if applicable, shall be in addition to the Contract Price.

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        "Climb-Assist System" means that "climb-lift assist" (Tuf Tug model) system as further described in Exhibit S to this Agreement.

        "Commission(ing)" means the start-up and commissioning activities to be performed by Suzlon in accordance with the Commissioning Test and Inspection Procedures, including the production of positive power (unless a WTG is unable to produce positive power as a result of any event, failure or circumstance other than Suzlon's failure to perform its obligations under this Agreement).

        "Commissioning Date" means, with respect to each Project, the earlier of (i) the date that the actual physical Commissioning of the first WTG at a Project is complete, or (ii) the date which is sixty (60) days after the date that the first WTG for such Project is Delivered.

        "Commissioning Deadline", as to each WTG, means the date which is *** (***) days after the later of (a) the date the Certificate of Mechanical Completion corresponding to such WTG is executed by both Parties, (b) the Deferral Date (but only if a WTG is an Excess WTG), (c) as to any Second Notice WTG, the date which is *** (***) days after the date Owner delivers to Suzlon a Second Expected Mechanical Completion Notice as to such WTG (or, in the event Owner does not deliver to Suzlon a Second Expected Mechanical Completion Notice as to such WTG, the date that is *** (***) days after the date of the Certificate of Mechanical Completion corresponding to such WTG), and (d) *** (in the event such WTG is a 2008 Extended WTG); each as such dates may be extended pursuant to the terms and conditions of this Agreement (including, without limitation, the terms of Section 11.15(a)).

        "Commissioning LD Cap" means (i) for a 2008 WTG, an amount equal to *** percent (***%) of its 2008 Contract Price or (ii) for a 2009 WTG, an amount equal to *** percent (***%) of its 2009 Contract Price.

        "Commissioning Liquidated Damages" has the meaning given in Section 2.2(h) of this Agreement.

        "Commissioning Test and Inspection Procedures" shall mean those tests and procedures as set forth in Schedule C of Exhibit G of this Agreement, which Commissioning Test and Inspection Procedures may be updated from time to time by Suzlon by written notice to Owner, provided that such update may not modify the terms of this Agreement.

        "Competitor" means any Person that designs and/or manufactures wind turbine generators.

        "Confidential Information" has the meaning given in Section 10.1(a) of this Agreement.

        "Contract Price" has the meaning given in Section 3.1(c) of this Agreement.

        "Control" means, with respect to a Person, the power, directly or indirectly, to direct, determine, manage, control (or cause the direction of) the management, business, operations, activities, investments or policies of such Person, whether through the ownership of any interest (directly or indirectly) in such Person, by contract or otherwise.

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        "Controller" has the meaning given in the definition of the term WTG.

        "Day" or "day" shall mean and refer to a calendar day.

        "Deadline Dates" shall mean and refer to the Delivery Deadline and the Commissioning Deadline.

        "Deferral Date" has the meaning given in Section 2.2(k) of this Agreement.

        "Definitive Agreements" means, as the context dictates, either (i) the TSIA and WMSA, or (ii) the TSA and WMSA.

        "Deliver", "Delivery" or "Delivered" shall mean that the applicable WTG has been delivered to (or, as applicable, made available "ex works" at) the Initial Delivery Point.

        "Delivery Deadline" means (i) as to each 2008 WTG, the last day of the calendar month to which such WTG applies pursuant to the Delivery Schedule, and (ii) as to each 2009 WTG, the last day of the calendar month to which such WTG applies pursuant to the Delivery Schedule (as such deadlines may be adjusted pursuant to the terms and conditions of this Agreement).

        "Delivery LD Cap" means (i) for a 2008 WTG, an amount equal to *** percent (***%) of its 2008 Contract Price or (ii) for a 2009 WTG, an amount equal to *** percent (***%) of its 2009 Contract Price.

        "Delivery Liquidated Damages" has the meaning given in Section 2.1(f)(i) of this Agreement.

        "Delivery Schedule" has the meaning given in Section 2.1(e) of this Agreement.

        "Design Materials" has the meaning given in Exhibit G to this Agreement.

        "Effective Date" has the meaning given in the Preamble to this Agreement.

        "Estimate Notice" means a notice (i) that requests a cost estimate from Suzlon for the Delivery of the WTGs to an Alternate Port in lieu of a Gulf Port (if applicable), delivery of the WTGs from the Initial Delivery Point to a Project Site, installation and achievement of Mechanical Completion of such WTGs at such Project Site, (ii) that includes the following: identification of the Alternate Port (if applicable), the specific Project Site, a proposed project schedule, a site plan that includes the proposed layout/location of the WTGs, identification of all existing and proposed access and service roads, a topographical survey, and identification of all potential physical impediments to the delivery and Mechanical Completion of the WTGs (such as existing overhead lines, difficult terrain, site conditions, etc.), and (iii) that grants Suzlon and its representatives access to a Project Site for inspection of the same.

        "Excess WTGs" has the meaning given in the definition of Seven Day Event; provided, however, that a WTG shall cease to be an Excess WTG upon the occurrence of the Deferral Date for such Excess WTG.

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        "Expected MC Date" has the meaning given in Section 2.2(c)(ii) of this Agreement.

        "Expected Mechanical Completion Notice" has the meaning given in Section 2.2(c)(i) of this Agreement.

        "FERC" means the United States Federal Energy Regulatory Commission.

        "Final Completion" means, with respect to each Project, Suzlon has performed in accordance with this Agreement with respect to such Project, Commissioning of the WTGs at such Project has been achieved, and all items on the Punch List for such Project have been completed.

        "Final Payment" has the meaning given in Section 3.2(a) or Section 4.1(b) of this Agreement, as applicable.

        "Force Majeure" means an event or events the cause of which is beyond the control of, and does not in any way result from the fault or negligence of, the Party claiming its performance is affected and which, by the exercise of due diligence and foresight, could not have been avoided including, but not limited to, any acts of war, sabotage, terrorism, rebellion, insurrection, acts of foreign enemies, any Change in Law, military or usurped power or martial law, expropriation or confiscation of facilities or property by order of any Governmental Authority, any act or, failure to act by any Governmental Authority purporting to exercise jurisdiction which prevents or delays performance (other than acts or omissions of the affected Party), fires, floods, explosions, hail, unusually severe ice and ice storms, earthquakes, unforeseeable site conditions, other Acts of God, perils of sea, any strikes, lockouts or other labor disputes affecting such Party or any of its suppliers and subcontractors, winds in excess of ten (10) meters/second during Mechanical Completion, ten (10) meters/second during Commissioning and twenty (20) meters/second during service and maintenance (or such other restriction as may be imposed by applicable Laws), and any delay or interference by the other Party or its contractors or subcontractors. As to Suzlon, the term "Force Majeure" shall also include (a) any delay in performance caused by the failure of the Balance of Plant to be properly and timely installed, and (b) any extension in any Mechanical Completion Deadline pursuant to Section 11.15(b).

        "Force Majeure Work" has the meaning given in Exhibit G to this Agreement.

        "Fourth 2009 Milestone Payment" has the meaning given in Section 3.2(a) or Section 4.1(b) (as the case may be) of this Agreement.

        "Full Power Plant" has the meaning given in Section 2.5(d) of this Agreement.

        "Full PP Holdback" has the meaning given in Section 2.5(d) of this Agreement.

        "Full PP Test Procedures" means testing protocols to be agreed by the Parties in writing as soon as reasonably possible after the Effective Date, which testing protocols shall detail steps to confirm the Applicable SC-Power Plant's (or, as applicable, Alternate Power Plant's) ability (i) to curtail and regulate the active power output from the wind farm being tested, (ii) to start and stop such wind farm, (iii) to regulate the power factor at the interconnection point according to a received set point, (iv) to monitor, control and receive information for a number of

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communication interfaces, and (v) to have the full functionality and ability to perform; each in accordance with the applicable portions of the SC-Power Plant specifications attached hereto as Exhibit N. Further, any test of an Applicable SC-Power Plant pursuant to the Full PP Test Procedures shall not be deemed successfully performed if the associated test results indicate that the SC-Power Plant is not capable of being installed and successfully tested at other "Projects" (as defined in that certain Purchase & Reservation Agreement, by and between Owner and Suzlon, dated as of November 15, 2005, as amended, or any "Definitive Agreement" executed thereunder (as applicable)).

        "Germanischer Lloyd Type Certificate" means, at Suzlon's option, either (i) a "type certificate" issued by Germanischer Lloyd for the low temperature version of the WTGs, or (ii) a "type certificate" issued by Germanischer Lloyd for the standard temperature version of the WTGs, along with an amendment to such certificate issued by Det Norske Veritas that covers the low temperature aspects of the WTGs, which shall be substantially similar to the applicable form(s) attached hereto as Exhibit R. Upon receipt of an unconditional Germanischer Lloyd Type Certificate, such actual certificate shall automatically replace the forms included as Exhibit R and shall be made a part of this Agreement.

        "GL Liquidated Damages" has the meaning given in Section 2.6(b)(ii) of this Agreement.

        "Governmental Authority" shall mean and refer to any national, federal, state, county, municipal or local government, agency, authority or court, or any department, board, bureau or instrumentality thereof.

        "Gulf Port" means any port selected by Suzlon, in its sole discretion, which is located on or along the Gulf of Mexico in the States of Texas or Louisiana.

        "Hub" has the meaning given in the definition of the term WTG.

        "IDP Fee" has the meaning given in Section 3.2(d)(ii) of this Agreement.

        "Included SCADA" means the "SC-Commander (software)", "SC-SCADA Reporting", and "SC-Turbine", all as more particularly described in the Technical Specifications.

        "Initial Delivery Point" means

          (a)   As to any component of a WTG which is manufactured outside the continental United States, the "clearing" of such component through United States customs at a Gulf Port (or, if applicable, any Alternate Port), and its delivery to the first place of rest at the temporary storage location at such port (or nearby if such location is designated by the port authority to be an area external to the port) where the WTG component will be made available for inland transportation to a Project Site; and

          (b)   As to any component of a WTG which is manufactured within the continental United States, the availability of such component "ex works" the manufacturer's plant.

        "Installation Manual" has the meaning given in Exhibit G to this Agreement.

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        "Interest Rate" means an annual interest rate which is the lesser of (i) nine percent (9%), or (ii) the maximum interest rate permitted by law.

        "Installation Contractor" means, if any, an Owner's Contractor retained by Owner to perform Owner's obligations relating to installation and achievement of Mechanical Completion of the WTGs.

        "IPR Liability" has the meaning given in Section 5.2 of this Agreement.

        "Law" means any constitution, charter, statute, treaty, act, law, ordinance, regulation, code, rule, order, decree, permit, judgment, directive, ruling, decision, order, guideline, resolution or declaration of any Governmental Authority, or any interpretation or application thereof by any such Governmental Authority.

        "Liability Cap" has the meaning given in Section 5.2 of this Agreement.

        "Losses" has the meaning given in Section 5.2 of this Agreement.

        "Lost Purchase Price" has the meaning given in Section 8.5(d)(ii) of this Agreement.

        "LVRT Fee" has the meaning given in Section 3.2(e) of this Agreement.

        "LVRT System" means, with respect to a WTG, a system that allows such WTG, following an electrical transition period, to remain connected to the electrical transmission grid as required under FERC Order No. 661-A.

        "Maintenance Work" has the meaning given in Exhibit G to this Agreement.

        "Major Components" means the Tower, the Nacelle, the Hub, the Blades, the Controller, and the Turbine Generator of each WTG.

        "Measured Average Availability Liquidated Damages" has the meaning given in Exhibit G to this Agreement.

        "Mechanical Completion" or "Mechanically Complete" shall be deemed to have occurred as to each WTG when such WTG has been assembled, completely installed and erected in accordance with the Installation Manual and otherwise satisfies the criteria in the Mechanical Completion Checklist.

        "Mechanical Completion Checklist" means collectively the "Installation Manual, Check List Mechanical Completion" and the "Check List, Electrical Installation Manual" utilized in relation to determining whether Mechanical Completion of a WTG has been achieved, all as set forth in Exhibit K of this Agreement.

        "Mechanical Completion Date" has the meaning given it in Exhibit O.

        "Mechanical Completion Deadline" has the meaning given in Section 2.2(c) of this Agreement.

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        "Mechanical Completion Notice Deadline" means (i) as to the 2008 WTGs (other than the 2008 Extended Delivery WTGs and 2008 WTGs with a Delivery Deadline in ***), ***, (ii) as to 2008 WTGs with a Delivery Deadline in ***, ***, (iii) as to the 2008 Extended Delivery WTGs, ***, and (iv) as to the 2009 WTGs, ***; provided, however, for any Project consisting of more than sixty (60) WTGs, the Mechanical Completion Notice Deadline for such WTGs shall be "x" days earlier than the date listed in clause (i) or (ii) above (as applicable), with "x" equal to (a) two (2), multiplied by (b) the total number of WTGs at such Project over sixty (60) such WTGs.

        "Mechanical Completion Process" means the process utilized in relation to determining whether Mechanical Completion of a WTG has been achieved, all as set forth in Exhibit O of this Agreement.

        "Milestone(s)" has the meaning given in Section 3.2(a) of this Agreement.

        "Milestone Payment" has the meaning given in Section 3.2(a) of this Agreement.

        "Modified Obligations" has the meaning given in Section 4.1 of this Agreement.

        "Nacelle" has the meaning given in the definition of the term WTG.

        "Notice of Mechanical Completion" has the meaning given in Exhibit O of this Agreement.

        "NTP(s)" has the meaning given in Section 2.3(a) of this Agreement.

        "Operation Manual" has the meaning given in Exhibit G to this Agreement.

        "Optional SCADA" means the SC-Power Plant, "SC-Met Station" and the hardware to run the "SC-Commander (software)" (as more particularly described on Exhibit N hereto), as well as any other changes to the supervisory control and acquisition system agreed upon by the Parties in writing.

        "Outside Mechanical Completion Deadline" means, as to each WTG, the date which is the *** (***) anniversary of the date each such WTG has been Delivered.

        "Owner" means the named Owner identified in the Preamble to this Agreement and its successors and permitted assigns.

        "Owner Default" has the meaning given in Section 8.3 of this Agreement.

        "Owner Guarantor" has the meaning given in Section 11.7(c)(i) of this Agreement.

        "Owner's L/C" has the meaning given in Section 11.7(c)(ii) of this Agreement.

        "Owner Parent Guarantee" has the meaning given in Section 11.7(c)(i) of this Agreement.

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        "Owner's Contractor" shall mean any contractor, subcontractor or consultant retained by Owner to perform any of Owner's obligations or responsibilities (including, without limitation, construction of a Project's Balance of Plant).

        "Party" or "Parties" has the meaning given in the preamble to this Agreement.

        "Payment Escrow" has the meaning given in Section 11.7(b) of this Agreement.

        "Performance Holdbacks" means the V3 Holdback, the Preliminary PP Holdback and the Full PP Holdback.

        "Performance Side Letter" means that certain Performance Side Letter Agreement by and between Owner and Suzlon, dated as of the date hereof.

        "Person" means any individual, corporation (including a business trust), partnership, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority, or any other entity.

        "Power Curve Guarantee" has the meaning given in Exhibit G to this Agreement.

        "Power Curve Liquidated Damages" has the meaning given in Exhibit G to this Agreement.

        "Preliminary Power Plant" has the meaning given in Section 2.5(c) of this Agreement.

        "Preliminary PP Holdback" has the meaning given in Section 2.5(c) of this Agreement.

        "Preliminary PP Test Procedures" means testing protocols to be agreed by the Parties in writing as soon as reasonably possible after the Effective Date, which testing protocols shall detail steps to confirm the Preliminary Power Plant's ability (i) to curtail and regulate the active power output from the wind farm being tested, and (ii) to start and stop such wind farm; each in accordance with the applicable portions of the SC-Power Plant specifications attached hereto as Exhibit N.

        "Price Estimate" has the meaning given in Section 2.3(g) of this Agreement.

        "Project" means the WTGs and the Balance of Plant for a Project Site.

        "Project Site(s)" means the project site(s) described in NTPs issued by Owner (provided, however, if Owner fails to timely issue an NTP as to any WTG(s), the Owner shall in any event notify Suzlon of the project site for such WTG(s) promptly after Owner is aware of the same). All Project Sites must be located in the continental United States or Canada, provided, however, all Projects Sites in Canada must meet the requirements listed in the definition of "Canadian Projects".

        "PTCs" means the renewable electricity production credits available under 26 U.S.C. § 45.

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        "PTC LD Amount" means (i) an amount equal to *** U.S. Dollars ($***) for each 2008 WTG, and (ii) an amount equal to *** U.S. Dollars ($***) for each 2009 WTG; provided, however, that such amounts shall be equitably adjusted to reflect any modification of, or amendment to, 26 U.S.C. § 45 that occurs after the Effective Date and (a) lengthens or shortens the ten (10) year benefit period provided therein, (b) increases or decreases the base kilowatt-hour rate of $0.015 provided therein, or (c) otherwise materially alters the economic benefit provided by the PTCs.

        "PTC Liquidated Damages" has the meaning given in Section 2.2(j) of this Agreement.

        "PTC Qualification Date" means the date by which a WTG for a Project must be placed into service, as defined by 26 U.S.C. § 45 as amended from time to time and related regulations, in order to be eligible to receive PTCs. It is acknowledged by the Parties that the PTC Qualification Date as of the Effective Date is December 31, 2008.

        "Punch List" means, as to any Project, the comprehensive list mutually prepared by Owner and Suzlon upon Commissioning of the last WTG of such Project, identifying those details of construction and mechanical adjustment with respect to Suzlon's Work which require repair, completion, correction or re-execution by Suzlon.

        "Punch List Holdback" has the meaning given in Section 3.4(e) of this Agreement.

        "Remarketing Costs" has the meaning given in Section 8.5(d)(ii) of this Agreement.

        "Reimbursable Expenses" has the meaning given in Section 3.2(d) of this Agreement.

        "Reservation Payment" has the meaning given in Section 3.2(a) of this Agreement.

        "Retention" has the meaning given in Section 11.7(b) of this Agreement.

        "SC-Power Plant" means the supervisory control and data acquisition system power plant as more particularly described on Exhibit N hereto.

        "Scheduled Maintenance" has the meaning given in Exhibit G to this Agreement.

        "Second Expected Mechanical Completion Notice" has the meaning given in Section 2.2(c)(ii) of this Agreement.

        "Second Notice WTGs" has the meaning given in Section 2.2(c)(ii) of this Agreement.

        "Security Milestone Payment" has the meaning given in Section 11.7(b) of this Agreement.

        "Seven Day Event" means the achievement during any seven (7) day period of either (a) Mechanical Completion of more than fifteen (15) WTGs, or (b) Mechanical Completion of fifteen (15) or fewer WTGs at more than three (3) Project Sites (provided, however, that solely for the purposes of the calculation in this sub-clause (b) and sub-clause (y) below, Project Sites that are located within a five (5) mile radius of each other shall be considered a single Project

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Site). For purposes of this Agreement, "Excess WTGs" means (x) those WTGs in excess of fifteen (15) upon the occurrence of the event described in clause (a) of the preceding sentence, or (y) all WTGs in clause (b) of the preceding sentence, excluding those WTGs at the three (3) Project Sites with the greatest number of WTGs which were Mechanically Completed during such seven (7) day period.

        "Side Letter Holdback" means a holdback made pursuant to the terms of the Performance Side Letter.

        "Sleeping Bear Wind Farm" means the "Project Site" as defined in that certain Turbine Supply Agreement to be entered into by and between Sleeping Bear, LLC and Suzlon.

        "Sourcing Determination" has the meaning given in Section 2.1(m) of this Agreement.

        "Specified Information" has the meaning given in Section 10.1(b) of this Agreement.

        "Standby Fee" has the meaning given in Section 2.2(c)(ii) of this Agreement.

        "Successful V3 Test" has the meaning given in Section 2.5(b) of this Agreement.

        "Suzlon" means Suzlon Wind Energy Corporation and its successors and permitted assigns.

        "Suzlon Default" has the meaning given in Section 8.1 of this Agreement.

        "Suzlon Guarantor" has the meaning given in Section 11.7(a) of this Agreement.

        "Suzlon L/C" has the meaning given in Section 11.7(b) of this Agreement.

        "Suzlon Parent Guarantee" has the meaning given in Section 11.7(a) of this Agreement.

        "Suzlon Security" has the meaning given in Section 11.7(b) of this Agreement.

        "Suzlon Storage Days" means (x) the number of days a WTG or any WTG component is in storage or is otherwise unable to be transported or installed at a Project Site primarily as a result of Suzlon's need to perform corrective action with respect to a defect or deficiency in the same or (y) if such WTG or WTG component was in storage or is otherwise unable to be transported or installed at a Project Site for reasons other than primarily as a result of Suzlon's need to perform corrective action with respect to a defect or deficiency in the same, but the amount of time such WTGs or WTG components remained in storage or is otherwise unable to be transported or installed at a Project Site was extended primarily as a result of Suzlon's need to perform corrective action with respect to a defect or deficiency in the same, the number of days by which such storage or inability to be transported or installed at a Project Site was extended.

        "TA Request" has the meaning given in Section 3.1(d) of this Agreement.

        "Taxes" means any and all United States and Canadian federal, state, municipal or local governmental taxes, duties, levies or tariffs related to, or incurred in connection with, the

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performance of the Work (including, without limitation, all United States and Canadian federal, state, municipal or local governmental sales, use, excise, property and real estate taxes and, for the sake of clarity, Canadian import taxes and import duties in the case of any Canadian Project), but excluding any United States import taxes and import duties.

        "Technical Specifications" has the meaning given in Exhibit G to this Agreement.

        "Third 2008 Milestone Payment" has the meaning given in Section 3.2(a) or Section 4.1(b) (as the case may be) of this Agreement.

        "Third 2009 Milestone Payment" has the meaning given in Section 3.2(a) or Section 4.1(b) (as the case may be) of this Agreement.

        "Threshold Date" has the meaning given in Section 2.5(d) of this Agreement.

        "Total 2008 Contract Price" has the meaning given in Section 3.1(c) of this Agreement.

        "Total 2009 Contract Price" has the meaning given in Section 3.1(c) of this Agreement.

        "Tower" has the meaning given in the definition of the term WTG.

        "TSA" means Turbine Supply Agreement in the form attached hereto as Exhibit A-1.

        "TSIA" means Turbine Supply and Installation Agreement in the form attached hereto as Exhibit A-2.

        "Turbine Generator" has the meaning given in the definition of the term WTG.

        "V3 Holdback" has the meaning given in Section 2.5(b) of this Agreement.

        "V3 Liquidated Damages" has the meaning given in Section 2.5(b) of this Agreement.

        "V3 Liquidated Damages Share" has the meaning given in Exhibit G to this Agreement.

        "Warranty Service" has the meaning given in Exhibit G to this Agreement.

        "WMSA" means the Warranty, Maintenance and Services Agreement in the form attached hereto as Exhibit A-3.

        "Work" means all work, services, equipment and items necessary to design, manufacture, deliver and Commission the WTGs in accordance with the terms and provisions of this Agreement, including all items listed on Exhibit I to this Agreement as being within Suzlon's scope.

        "WTG(s)" means those certain model number S-88/2.1 MW wind turbine generators, "Low Temperature Version", with a hub height of 79 meters; each of which is comprised of: a complete tower, including internal ladders and platforms (a "Tower"), a turbine generator nacelle (a "Nacelle"), the component at which the rotor blades are attached to the drive shaft of the wind turbine (a "Hub"), a matched set of three (3) separate V3 rotor blades or other comparable blades

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as Suzlon may then be manufacturing for the S-88 model (each such matched set of three, "Blades"), the control panels (the "Controller") and a turbine generator to be located within the Nacelle (a "Turbine Generator"), all as more particularly described in the Technical Specifications. As used in this Agreement and where the context so requires, the term WTG(s) shall mean the 2008 WTG(s) and/or the 2009 WTG(s).

ARTICLE 2

SALE & PURCHASE OF WTGS

        2.1    WTG.    (a)    In accordance with the terms of this Agreement, Suzlon hereby agrees to design, manufacture, deliver, Commission and sell to Owner, and Owner hereby agrees to purchase from Suzlon, one hundred fifty (150) WTGs for delivery and, subject to the terms of this Agreement, Commissioning, during the calendar year of 2008 (the "2008 WTGs"). The Parties acknowledge and agree that, for purposes of this Agreement (except as otherwise expressly provided in the definition of "Mechanical Completion Notice Deadline" and Sections 2.2(j)(iii), 2.3(a), 2.3(b), and 8.5(b) of this Agreement), the term "2008 WTGs" shall include the 2008 Extended Delivery WTGs notwithstanding the Commissioning of any 2008 Extended Delivery WTGs during the calendar year of 2009.

        (b)   Additionally, in accordance with the terms of this Agreement, Suzlon hereby agrees to design, manufacture, deliver, Commission and sell to Owner, and Owner hereby agrees to purchase from Suzlon, one hundred fifty (150) WTGs for delivery and, subject to the terms of this Agreement, Commissioning, during the calendar year of 2009 (the "2009 WTGs").

        (c)   Except as otherwise expressly provided in this Agreement, the Parties' obligations as to the sale, purchase, design, manufacture, delivery and Commissioning of the WTGs shall constitute the legally valid and binding obligations of the parties, on and subject to the terms of this Agreement.

        (d)   Owner acknowledges and agrees that the WTGs to be supplied under this Agreement, as well as under the Definitive Agreements, shall be "Low Temperature Versions".

        (e)   Attached hereto as Exhibit B is a schedule ("Delivery Schedule") which identifies the calendar months of 2008 and 2009 during which each WTG shall be Delivered. If, pursuant to the issuance of an NTP, Owner requests that any WTG components which are manufactured outside the continental United States be Delivered to an Alternate Port, the Parties shall promptly thereafter equitably adjust (by amendment to this Agreement) the Delivery Schedule and the Deadline Dates to reflect the schedule impact to Suzlon resulting from such request by Owner. Owner shall be responsible for the increased costs of Delivery to an Alternate Port (in lieu of a Gulf Port, if applicable) as provided in Section 3.2(d)(i).

        (f)    Suzlon's obligations as to the Delivery Schedule shall be as follows:

          (i)    Suzlon shall, subject to Force Majeure, Deliver each WTG in accordance with the Delivery Schedule (but in no event later than the applicable Delivery Deadline).

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  If Suzlon (subject to Force Majeure) fails to Deliver all components of a WTG by the applicable Delivery Deadline, then as Owner's sole and exclusive remedy for any such failure (except as otherwise provided in this Section 2.1(f)), Suzlon shall pay Owner as liquidated damages and not as a penalty the following:

    •
    As to each WTG for which Suzlon (subject to Force Majeure) fails to Deliver all components by the applicable Delivery Deadline, *** U.S. Dollars ($***) for each day after the Delivery Deadline applicable to such WTG (each such date being subject to Force Majeure) until the earlier of (x) the date all components of such WTG are Delivered, and (y) the date Definitive Agreements applicable to such WTG are executed (it being acknowledged that the terms and conditions contained in such Definitive Agreements shall thereafter govern as to Suzlon's schedule obligations). Liquidated damages that are due and payable under this Section 2.1(f), if at all, are hereinafter referred to as "Delivery Liquidated Damages". Such Delivery Liquidated Damages shall be paid by Suzlon to Owner within thirty (30) days of the date accrued.

  Notwithstanding the foregoing, Suzlon's aggregate liability for Delivery Liquidated Damages with respect to each WTG shall not exceed the corresponding Delivery LD Cap. If Delivery of the components of a WTG is delayed for a period of time such that the aggregate Delivery Liquidated Damages that have accrued with respect to such WTG are equivalent to the corresponding Delivery LD Cap, and such delay is thereafter continuing, the same shall constitute a Suzlon Default under this Agreement, whereupon Owner may either (i) terminate this Agreement solely as to such delayed WTG pursuant to the terms of Sections 8.1 and 8.2, and seek recovery of actual damages, if any, incurred by Owner as a result of such Suzlon Default (excluding any delay-related damages incurred by Owner as a result of the delay in Delivery of such WTG; it being agreed that Owner's sole and exclusive delay damages for such delay shall be the Delivery Liquidated Damages, subject to the corresponding Delivery LD Cap); or (ii) keep this Agreement in full force and effect as to such delayed WTG, but seek recovery of (x) PTC Liquidated Damages as to such WTG, if ultimately applicable, subject to the 2008 PTC LD Cap or 2009 PTC LD Cap (as applicable), and (y) actual damages, if any, incurred by Owner as a result of such Suzlon Default (excluding any delay-related damages incurred by Owner as a result of the delay in Delivery of the components of such WTG; it being agreed that Owner's sole and exclusive delay damages for such delay shall be (x) the Delivery Liquidated Damages, subject to the corresponding Delivery LD Cap, and (y) the PTC Liquidated Damages as to such WTG, if ultimately applicable, subject to the 2008 PTC LD Cap or 2009 PTC LD Cap (as applicable)). Suzlon's obligation as to the payment of the liquidated damages which have accrued under this Section 2.1(f) shall remain effective and binding upon Suzlon even if Definitive Agreements with respect to the relevant WTGs are executed by the Parties. Finally, if Suzlon is liable for Delivery Liquidated Damages under this Agreement with respect to a WTG, and Definitive Agreements are subsequently executed with respect to such WTG, such Definitive Agreements shall clearly state that Suzlon shall have no further monetary liability for the days of Delivery delay for which it has already paid Delivery Liquidated Damages.

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          (ii)   The Parties acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement or any Definitive Agreements, Suzlon shall not charge Owner, and Owner shall have no liability whatsoever for, storage and/or rental costs (including any transportation costs and/or expenses in moving any such WTG components to storage facilities) incurred by Suzlon as a result of Delivery of a WTG prior to its applicable Delivery Deadline (but excluding the IDP Fee, for which Owner shall have obligation to pay to Suzlon as described in Section 3.2(d)(ii)). However, storage and/or rental costs incurred on or after the applicable Delivery Deadline (including, without limitation, any transportation costs and/or expenses in moving any such WTG components to storage facilities, but excluding storage and/or rental costs related to Suzlon Storage Days) shall be at Owner's cost as provided in this Agreement and (as applicable) the Modified Obligations or the Definitive Agreements.

        (g)   Throughout the duration of this Agreement, the Parties shall communicate and otherwise work with each other to develop definitive schedules for incorporation into the various Definitive Agreements, provided, however, unless the Parties otherwise agree, such schedules must be consistent with the Delivery Schedule, as amended herein.

        (h)   By ***, Suzlon shall provide Owner with an updated version of the Delivery Schedule, which update shall identify the specific number of 2008 WTGs Suzlon shall be contractually bound to Deliver each calendar month during 2008. In no event may the updated Delivery Schedule materially alter the Delivery Schedule attached hereto. Once mutually agreed between the Parties, such updated Delivery Schedule shall be incorporated into this Agreement by a written amendment.

        (i)    By ***, Suzlon shall provide Owner with another updated version of the Delivery Schedule, which update shall identify the specific number of 2009 WTGs Suzlon shall be contractually bound to Deliver each calendar month during 2009. In no event may the updated Delivery Schedule materially alter the Delivery Schedule attached hereto. Once mutually agreed between the Parties, such updated Delivery Schedule shall be incorporated into this Agreement by a written amendment.

        (j)    From time to time after *** (with respect to the 2008 WTGs) and *** (with respect to the 2009 WTGs), Suzlon shall provide Owner, solely for information purposes, schedules identifying the anticipated number of WTGs to be Delivered on a weekly basis. It is acknowledged and agreed by the Parties that any such weekly schedules are solely for informational purposes and create no obligation or liability for Suzlon as to weekly Deliveries.

        (k)   Sections 2.1(h), (i) and (j) shall apply whether or not any WTGs are then subject to Modified Obligations.

        (l)    (i)    Suzlon shall inform Owner of any material changes to the specifications of the WTGs during the term of this Agreement and provide Owner with a good faith opportunity to secure any such changes for any of the 2008 WTGs and/or 2009 WTGs; provided, however, the Parties shall promptly thereafter equitably adjust (by amendment to this Agreement) Suzlon's Deadline Dates and the Contract Price to reflect the schedule and cost impact to Suzlon resulting from any such changes actually requested by Owner. If Owner does not request any such

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changes, Suzlon shall not implement any such changes, unless Suzlon does so at its sole cost and expense.

          (ii)   Notwithstanding the provisions of subsection 2.1(l)(i), if Suzlon, in the ordinary course of its business, implements any upgrades as to the WTGs (and does so without any additional cost to its other customers that are purchasing the same type of WTG), Suzlon shall implement such upgrades for the WTGs to be purchased pursuant to this Agreement at no additional cost to Owner; provided, however, that the foregoing terms shall not apply to any WTG component after manufacturing of the relevant WTG component has commenced.

          (iii)  Notwithstanding the provisions of subsection 2.1(l)(i), if Suzlon, in the ordinary course of its business, implements any corrective measures to remedy a defect or deficiency in the same type of wind turbine as the WTGs, Suzlon shall implement such corrective measures for the WTGs to be purchased pursuant to this Agreement at no additional cost to Owner (but only if such corrective measures seek to address a defect or deficiency that affects the WTGs to be purchased pursuant to this Agreement). Notwithstanding the foregoing, nothing in this Section 2.1(l) shall affect any guaranty or warranty provided by Suzlon under this Agreement or any Definitive Agreements, as applicable.

        (m)  The Parties acknowledge and agree that it shall be within Suzlon's sole discretion to determine (i) as to Projects to be located in the continental United States, (1) those WTG components which it intends to procure outside the continental United States and deliver to a Gulf Port, and (2) those WTG components which it intends to procure within the continental United States and make available "ex works" the manufacturer's plant, and (ii) as to Canadian Projects, (1) those WTG components which it intends to procure outside the continental United States and deliver to a Gulf Port, and (2) those WTG components which it intends to procure within the continental United States and make available "ex works" the manufacturer's plant; provided, however, as to Major Components, Suzlon shall provide written notice to Owner indicating its determination as to the aforementioned sourcing no later than *** (for the 2008 WTGs) or *** (for the 2009 WTGs) (each a "Sourcing Determination"). If Owner provides Suzlon with notice of its intended or likely Project Sites in the United States prior to the date Sourcing Determinations are made, Suzlon shall reasonably consider proximity to such Project Sites in making such Sourcing Determinations. At Owner's request, Suzlon and Owner shall discuss in good faith potential changes to the Sourcing Determination of any WTG; provided, however, that Owner shall bear the effect of any cost or schedule impact to Suzlon, if any, due to alterations in the Sourcing Determination requested by Owner. Notwithstanding the foregoing, if Owner fails to timely issue an NTP as provided in Section 2.3 for any reason other than a Suzlon Default, Suzlon shall be entitled in its sole discretion to revise its Sourcing Determination as to those WTGs for which no NTP was timely issued until the date that is five (5) months prior to the Delivery Deadline for such WTGs.

        2.2    Mechanical Completion, Commissioning and Final Completion.

        (a)   The Owner shall bear full responsibility for completing the Balance of Plant at each Project Site (including, without limitation, the assembly, installation and achievement of

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Mechanical Completion of all WTGs in accordance with Installation Manual provided to Owner by Suzlon). The Owner acknowledges and agrees that Suzlon's obligations to be performed under this Agreement after the achievement of Mechanical Completion of the WTGs (including, without limitation, Suzlon's warranty and guarantee obligations) are expressly conditioned upon Owner's proper assembly, installation and achievement Mechanical Completion of the WTGs in accordance with the Installation Manual.

        (b)   Subject to the terms of Section 3.1(d), Suzlon shall provide technical advisor assistance to the Owner so as to answer questions the Owner or Owner's Contractors may have during the installation and Mechanical Completion of any WTGs. If the party providing any such technical advisor assistance identifies an irregularity or error in installation, such party shall notify the Owner of the same; provided, however, Suzlon shall not guaranty, warrant or covenant that the installation work of Owner is performed correctly and shall not be responsible for errors or omissions of Owner in the installation process or for the failure of Owner or its contractors to properly install any WTG. In confirmation thereof, the provision of such technical advisor assistance shall not relieve the Owner of the responsibility to ensure that the WTGs are installed and Mechanical Completion is achieved in accordance with the Installation Manual.

        (c)   (i)    On or before the Mechanical Completion Notice Deadline, Owner shall, as to every WTG being purchased by Owner, notify Suzlon in writing of the date Owner expects to achieve Mechanical Completion of the WTG(s) specified in each such notice (each such notice being an "Expected Mechanical Completion Notice"). Both the expected Mechanical Completion date provided in an Expected Mechanical Completion Notice for a WTG, as well as the actual date of Mechanical Completion of any such WTG, shall be no later than the *** (***) day after the date of issuance of the corresponding Expected Mechanical Completion Notice (the "Mechanical Completion Deadline").

          (ii)   In addition to the Expected Mechanical Completion Notice discussed above, Owner shall notify Suzlon in writing no later than *** (***) days prior to the date (the "Expected MC Date") Owner expects to achieve Mechanical Completion of any Second Notice WTGs (each such notice being an "Second Expected Mechanical Completion Notice"). For purposes of this Agreement, "Second Notice WTGs" shall mean (x) any WTGs which are Mechanically Completed in ***, or (y) any WTGs for which Owner submits any Notice of Mechanical Completion during the months of ***. In the event Owner delivers a Second Expected Mechanical Completion Notice for a Second Notice WTG and the Mechanical Completion Date for such WTG occurs after the Expected MC Date, Owner shall pay to Suzlon an amount equal to the Standby Fee. For purposes of this Agreement, the "Standby Fee" shall mean an amount equal to *** U.S. Dollars ($***) for every seven (7) day period (or fraction thereof) (beginning on the day after the Expected MC Date for a Second Notice WTG and ending upon the earlier of (i) the Mechanical Completion of such WTG or (ii) the date which Owner instructs Suzlon in writing that it is withdrawing its Second Expected Mechanical Completion Notice as to such WTG as described below) for which a Suzlon Commissioning crew (of three (3) individuals) is on standby (i.e., not working on the specific Second Notice WTG(s) referenced in the Second Expected Mechanical Completion Notice) at a Project Site awaiting Mechanical Completion of such WTGs. Notwithstanding the foregoing, if a Suzlon Commissioning crew is on standby for only one (1) or two (2) days in the

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  aggregate, the Standby Fee as to such Commissioning crew may be prorated as to such one (1) or two (2) day period (e.g., if a Second Notice WTG is Mechanically Completed on the second (2nd) day after the Expected MC Date for such WTG, the Standby Fee for such Commissioning crew shall be *** U.S. Dollars ($***), but if such Second Notice WTG is Mechanically Completed on the ninth (9th) day after the Expected MC Date for such WTG, the Standby Fee for such Commissioning Crew shall be *** U.S. Dollars ($***)). In the event a Commissioning crew is on standby at a Project Site, the Parties agree to reasonably cooperate as to the future utilization of such Commissioning crew; provided, however, (x) Suzlon shall be under no obligation to utilize such Commissioning crew to Commission any WTG other than the Second Notice WTG for which they are on standby, and (y) Owner shall have the right to withdraw the Second Expected Mechanical Completion Notice as to any Second Notice WTG for which a Suzlon Commissioning crew is or will be on standby,1 in which case (1) Owner shall resubmit a Second Expected Mechanical Completion Notice for such WTG pursuant to the terms of this Section 2.2(c)(ii), and (2) Suzlon shall have the right to immediately withdraw such Commissioning crew from the Project Site (it being understood that Suzlon may choose to remain at such Project Site pursuant to a mutual agreement of the Parties pursuant to the introductory clause to this sentence). The Standby Fee shall not apply to any WTGs other than Second Notice WTGs. If, after Owner's delivery of a Second Mechanical Completion Notice as to a Second Notice WTG, an event of Force Majeure occurs that adversely affects Owner's ability to Mechanically Complete such Second Notice WTG by the Expected MC Date, Owner shall be entitled to an equitable adjustment in such Expected MC Date reflecting the impact of such event of Force Majeure; provided, however, (x) Owner must request such adjustment in writing to Suzlon as promptly as possible after Owner first becomes aware of such event, and (y) all other terms and provisions of this Section 2.2(c)(ii) shall apply to such newly adjusted Expected MC Date (e.g., for the sake of clarity, if the adjustment delays the Expected MC Date by five (5) days, and Owner does not Mechanically Complete such Second Notice WTG until the third (3rd) day after such newly adjusted Expected MC Date, Owner shall be liable for a week's worth of Standby Fees for each Commissioning crew on standby at the Project Site). Notwithstanding the foregoing, nothing contained in this Section 2.2(c)(ii) shall alter the Mechanical Completion Deadline as to any WTG.

        (d)   Mechanical Completion shall be determined in accordance with the Mechanical Completion Process (as the same may be amended from time to time by the Parties) attached hereto as Exhibit O. Suzlon shall work in close cooperation with Owner and Owner's Contractors, including any Installation Contractor, to avoid unnecessary repetitions (where possible) in the Mechanical Completion Process; provided, however, Suzlon shall have no liability for the occurrence of the same.

        (e)   Suzlon shall promptly commence and diligently pursue Commissioning work as to each WTG to completion prior to the applicable Commissioning Deadline and, as to any WTG

1  The Parties acknowledge and agree that if such Commissioning crew is mobilized (or has begun mobilizing) in response to such Second Expected Mechanical Completion Notice and has incurred travel expenses in relation thereto, Owner shall reimburse Suzlon for such travel expenses.

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which is Mechanically Completed or for which Owner has submitted any Notice of Mechanical Completion during the *** (***) day period prior to the PTC Qualification Date, Suzlon shall use reasonable efforts to expedite Commissioning of such WTG (including the commencement of such Commissioning); provided, however, Parties acknowledge and agree that, notwithstanding the foregoing and anything to the contrary contained in this Agreement, Suzlon shall be under no obligation (i) to commence Commissioning of a WTG earlier than *** (***) days prior to such WTG's Commissioning Deadline, or (ii) to achieve Commissioning of a WTG prior to its Commissioning Deadline. Promptly after the last WTG for a Project Site is Commissioned, Suzlon and Owner shall mutually prepare a final Punch List.

        (f)    If Owner has not achieved Mechanical Completion as to a WTG in accordance with this Agreement (including, without limitation, in accordance with the Installation Manual) by the Outside Mechanical Completion Deadline, then all obligations of Suzlon related to such WTG under the Equipment Warranty, the Availability Warranty and the Power Curve Guarantee (as such terms are defined in the Modified Obligations or any Definitive Agreements, as applicable) shall automatically terminate and be of no further force or effect (and termination of such warranties with respect to such WTG shall be Suzlon's sole and exclusive remedy for a failure by Owner to achieve Mechanical Completion of such WTG by the Outside Mechanical Completion Deadline).

        (g)   In the event the Owner delivers a Notice of Mechanical Completion to Suzlon for any WTG that is not yet connected to the permanent electricity transmission system (i.e., the grid) and energized, the Owner shall provide at its sole cost and expense all necessary transformers, generators and other equipment and resources necessary for Suzlon to begin Commissioning. In such event, the Owner acknowledges and agrees that Suzlon will not be able to complete Commissioning until the Owner has connected the WTG to the permanent electricity transmission system, and the Owner shall give Suzlon no less than ten (10) Business Days' notice of the date on which such connection will occur. The Owner shall bear all of Suzlon's costs associated with any interruption in Suzlon's ability to continue Commissioning due to lack of connection of the WTG to the permanent electricity transmission system (including, without limitation, any reasonable personnel or other costs associated with duplicative or repetitive services provided by Suzlon).

        (h)   If Suzlon fails to Commission a WTG by the applicable Commissioning Deadline for reasons other than (i) Force Majeure, or (ii) the failure of Owner to timely connect the Project to the permanent electricity transmission system (i.e., the grid) and energize the same, Suzlon shall pay Owner, as Owner's sole and exclusive remedy for any such failure (except as otherwise provided in this Section 2.2(h)), and as liquidated damages and not as a penalty, *** U.S. Dollars ($***) for each day after the Commissioning Deadline applicable to such WTG (each such date being subject to Force Majeure) until the date such WTG is Commissioned. Liquidated damages that are due and payable under this Section 2.2(h), if at all, are hereinafter referred to as "Commissioning Liquidated Damages". Such Commissioning Liquidated Damages shall be paid by Suzlon to Owner within thirty (30) days of the date accrued. Notwithstanding the foregoing, Suzlon's aggregate liability for Commissioning Liquidated Damages with respect to each WTG shall not exceed an amount equal to the Commissioning LD Cap. If Commissioning of a WTG is delayed for a period of time such that the aggregate Commissioning Liquidated Damages that have accrued with respect to such WTG are equivalent to the corresponding Commissioning LD

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Cap, and such delay is thereafter continuing, the same shall constitute a Suzlon Default under this Agreement, whereupon Owner may either: (i) terminate this Agreement solely as to such delayed WTG pursuant to the terms of Sections 8.1 and 8.2, and seek recovery of actual damages, if any, incurred by Owner as a result of such Suzlon Default (excluding any delay-related damages incurred by Owner as a result of the delay in Commissioning of such WTG; it being agreed that Owner's sole and exclusive delay damages for such delay shall be the Commissioning Liquidated Damages, subject to the corresponding Commissioning LD Cap); or (ii) keep this Agreement in full force and effect as to such delayed WTG, but seek recovery of (x) PTC Liquidated Damages as to such WTG, if ultimately applicable, subject to the 2008 PTC LD Cap or 2009 PTC LD Cap (as applicable), and (y) actual damages, if any, incurred by Owner as a result of such Suzlon Default (excluding any delay-related damages incurred by Owner as a result of the delay in Commissioning of such WTG; it being agreed that Owner's sole and exclusive delay damages for such delay shall be (x) the Commissioning Liquidated Damages, subject to the corresponding Commissioning LD Cap, and (y) the PTC Liquidated Damages, if ultimately applicable, subject to the 2008 PTC LD Cap or 2009 PTC LD Cap (as applicable)). Finally, if Suzlon is liable for Commissioning Liquidated Damages under this Agreement with respect to a WTG, and Definitive Agreements are subsequently executed with respect to such WTG, such Definitive Agreements shall clearly state that Suzlon shall have no further monetary liability for the days of Commissioning delay for which it has already paid Commissioning Liquidated Damages.

        (i)    When Suzlon believes it has Commissioned a WTG in accordance with the Commissioning Test and Inspection Procedures, it shall promptly notify Owner in writing. Upon receipt of such notice, Owner shall conduct those investigations and inspections it deems necessary or appropriate to determine if Commissioning of such WTG has in fact been achieved. Within two (2) Business Days after the receipt of Suzlon's notice by Owner, the Owner shall either (i) notify Suzlon that Commissioning of the WTG has been achieved, or (ii) notify Suzlon that Commissioning of the WTG has not been achieved and stating the reasons therefor. Should Owner fail to respond to Suzlon's notice within such two (2) Business Day period, the corresponding WTG shall be deemed Commissioned. In the event Owner provides timely written notice that Commissioning of the WTG has not been achieved, Suzlon shall, at its sole cost and expense, immediately correct and/or remedy the defects, deficiencies and other conditions which so prevent Commissioning of the WTG. Upon completion of such corrective and/or remedial actions, Suzlon shall resubmit its notice stating that it believes Commissioning of the WTG has been achieved and the foregoing procedures shall be repeated until Commissioning of the WTG has in fact been achieved. Once a WTG is deemed Commissioned, Suzlon and Owner shall thereafter execute a "Certificate of Commissioning" (in the form attached hereto as Exhibit Q) establishing and identifying the Commissioning date of that particular WTG, which date shall be the date Suzlon sent the last notice to Owner indicating achievement of Commissioning.

        (j)    (i)    The Parties acknowledge and agree that in the event:

    (x)
    Suzlon fails to Deliver a WTG by the date which is *** (***) days prior to the PTC Qualification Date for reasons other than (i) Force Majeure, or (ii) a request by Owner to Deliver such WTG's components which are manufactured outside the continental United States to an Alternate Port; or

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    (y)
    Suzlon fails to Commission a WTG by the PTC Qualification Date, for reasons other than (i) Force Majeure, (ii) failure of the Owner to submit an Expected Mechanical Completion Notice for such WTG by the Mechanical Completion Notice Deadline, (iii) failure of Owner to properly install and achieve Mechanical Completion of such WTG in accordance with the Installation Manual by the corresponding Mechanical Completion Deadline, (iv) failure of Owner to timely connect the corresponding Project to the permanent electricity transmission system (i.e., the grid) and energize the same, (v) a request by Owner to Deliver such WTG's components which are manufactured outside the continental United States to an Alternate Port, or (vi) the Commissioning Deadline as to such WTG occurring on (or being extended pursuant to the terms and conditions of this Agreement to) a date later than the PTC Qualification Date; and

    as a result thereof, the WTG fails to qualify for PTCs in the amount and for the term as anticipated, Suzlon agrees to pay Owner as liquidated damages (and as Owner's sole and exclusive remedy) for such failure, and not as a penalty, an amount equal to the PTC LD Amount for such WTG.

          (ii)   Liquidated damages that are due and payable under this subsection (j), if at all, are hereinafter referred to as "PTC Liquidated Damages". Such PTC Liquidated Damages shall be paid by Suzlon to Owner within thirty (30) days of the date accrued. If the PTC Qualification Date is extended so as to allow Owner to qualify for the PTCs, or Owner otherwise qualifies for PTCs, Suzlon shall not be liable for PTC Liquidated Damages. If WTGs later qualify for PTCs for which Suzlon has previously paid PTC Liquidated Damages (whether as a result of a change in the PTC Qualification Date or otherwise), Owner shall reimburse Suzlon for any previously paid PTC Liquidated Damages in full (if the Owner qualifies for PTCs in at least the amount and term as in effect on the date hereof) or in part (it being understood and agreed that if the Owner qualifies for PTCs in a lesser amount or shorter term, Owner's reimbursement to Suzlon shall be prorated to reflect the actual PTCs for which Owner then qualifies), and shall do so within 30 days after notice from Suzlon that such payment is due.

          (iii)  Notwithstanding anything to the contrary contained in this Section 2.2(j), Suzlon shall not be liable for PTC Liquidated Damages (x) with respect to the 2009 WTGs, unless the PTC Qualification Date is extended to December 31, 2009 or any date thereafter, or (y) with respect to the 2008 Extended Delivery WTGs, unless the PTC Qualification Date is extended to June 30, 2009 or any date thereafter.

          (iv)  Suzlon's obligations as to the payment of the PTC Liquidated Damages which have accrued under this Section 2.2(j) shall remain effective and binding upon Suzlon even if Definitive Agreements with respect to the relevant WTGs are executed by the Parties. The Parties acknowledge that PTC Liquidated Damages, Commissioning Liquidated Damages and Delivery Liquidated Damages are separate and independent remedies and shall not be offset or credited against each other, even though the same delay event may give rise to PTC Liquidated Damages, Commissioning Liquidated Damages and Delivery Liquidated Damages.

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        (k)   Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of any Seven Day Event, Suzlon may defer commencement of Commissioning of the corresponding Excess WTGs until the corresponding Deferral Dates. For the purposes of this Section 2.2(k), the "Deferral Date" shall mean the next succeeding date on which, had such Excess WTGs been Mechanically Completed on such date, no Seven Day Event would have otherwise occurred (it being understood that such Excess WTGs shall be included in all such Seven Day Event calculations for the purposes of determining whether there is an occurrence of the same and for purposes of determining the Deferral Date). The Parties acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, Suzlon shall have no liability for PTC Liquidated Damages as to a WTG if, such WTG's Commissioning Deadline occurs on (or is extended to pursuant to this Section 2.2(k) to) a date later than the PTC Qualification Date.

        (l)    When Suzlon believes that it has achieved Final Completion as to a Project, Suzlon shall so notify Owner in writing. Upon receipt of such notice, Owner shall conduct those investigations and inspections as it deems necessary or appropriate to determine if Final Completion as to such Project has in fact been achieved. Within five (5) Business Days after the receipt of Suzlon's notice by Owner, the Owner shall either (i) notify Suzlon that Final Completion as to such Project has been achieved, or (ii) notify Suzlon that Final Completion as to such Project has not been achieved and stating the reasons therefor. Should Owner fail to respond to Suzlon's notice within such five (5) Business Day period, Final Completion as to such Project shall be deemed to have been achieved. In the event Owner provides written notice that Final Completion as to a Project has not been achieved, Suzlon shall, at its sole cost and expense, immediately correct and/or remedy the defects, deficiencies and other conditions which so prevent Final Completion of such Project. Upon completion of such corrective and/or remedial actions, Suzlon shall resubmit its notice stating that it believes Final Completion as to such Project has been achieved and the foregoing procedures shall be repeated until Final Completion as to such Project has in fact been achieved; provided, however, Owner must respond to Suzlon's notice within three (3) Business Days rather than five (5) Business Days. Once Final Completion as to a Project is deemed to have been achieved, Suzlon and Owner shall thereafter execute a "Certificate of Final Completion" (in the form attached hereto as Exhibit L) establishing and identifying the Final Completion Date, which date shall be the date Suzlon sent the last notice to Owner indicating achievement of Final Completion of such Project.

        2.3    Issuance of NTPs.    (a)    Subject to Article 4, no later than ***, Owner shall deliver to Suzlon one or more notices to proceed (each a "NTP" or collectively the "NTPs") with respect to the 2008 WTGs (other than the 2008 Extended Delivery WTGs), specifying (i) the Project Site to which each WTG shall be delivered (subject to Owner's right to redirect delivery as provided in Section 2.3(f)), (ii) the number of WTGs assigned to each Project Site, (iii) the desired delivery dates for such WTGs (which may not in any event be contrary to or inconsistent with the Delivery Schedule), (iv) if applicable, the Alternate Port to which Owner seeks to have the WTG components which are manufactured outside the continental United States Delivered, (v) the options, if any, Owner selects regarding whether Suzlon's scope of services will include delivery of the WTGs from the Initial Delivery Point to the Project Site and/or installation and achievement of Mechanical Completion of the WTGs, (vi) whether the Project is expected to have a power purchase agreement or be a "merchant plant", and (vii) what Optional SCADA Owner is electing as to such Project Site (if any). As to any 2008 WTGs (other than any 2008

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Extended Delivery WTGs) for which Suzlon does not receive an NTP by ***, to the extent so provided in Section 4.1, the Parties' rights, duties and obligations as to the design, manufacturing, delivery, sale, Commissioning and purchase of such WTGs shall thereupon automatically and immediately be amended to reflect the Modified Obligations (that is, from and after such date, the Parties rights, duties and obligations as to such WTGs shall be only those provided by and pursuant to the Modified Obligations until such time as Definitive Agreements are executed in relation to the same).

        (b)   Subject to Article 4, no later than ***, Owner shall deliver to Suzlon one or more NTPs with respect to the 2008 Extended Delivery WTGs, specifying (i) the Project Site to which each WTG shall be delivered (subject to Owner's right to redirect delivery as provided in Section 2.3(f)), (ii) the number of WTGs assigned to each Project Site, (iii) the desired delivery dates for such WTGs (which may not in any event be contrary to or inconsistent with the Delivery Schedule), (iv) if applicable, the Alternate Port to which Owner seeks to have the WTG components which are manufactured outside the continental United States Delivered, (v) the options, if any, Owner selects regarding whether Suzlon's scope of services will include delivery of the WTGs from the Initial Delivery Point to the Project Site and/or installation and achievement of Mechanical Completion of the WTGs, (vi) whether the Project is expected to have a power purchase agreement or be a "merchant plant", and (vii) what Optional SCADA Owner is electing as to such Project Site (if any). As to any 2008 Extended Delivery WTGs for which Suzlon does not receive an NTP by ***, to the extent so provided in Section 4.1, the Parties' rights, duties and obligations as to the design, manufacturing, delivery, sale, Commissioning and purchase of such WTGs shall thereupon automatically and immediately be amended to reflect the Modified Obligations (that is, from and after such date, the Parties rights, duties and obligations as to such WTGs shall be only those provided by and pursuant to the Modified Obligations until such time as Definitive Agreements are executed in relation to the same).

        (c)   Subject to Article 4, no later than ***, Owner shall deliver to Suzlon one or more NTPs with respect to the 2009 WTGs, specifying (i) the Project Site to which each WTG shall be delivered (subject to Owner's right to redirect delivery as provided in Section 2.3(f)), (ii) the number of WTGs assigned to each Project Site, (iii) the desired delivery dates for such WTGs (which may not in any event be contrary to or inconsistent with the Delivery Schedule), (iv) if applicable, the Alternate Port to which Owner seeks to have the WTG components which are manufactured outside the continental United States Delivered, (v) the options, if any, Owner selects regarding whether Suzlon's scope of services will include delivery of the WTGs from the Initial Delivery Point to the Project Site and/or installation and achievement of Mechanical Completion of the WTGs, (vi) whether the Project is expected to have a power purchase agreement or be a "merchant plant", and (vii) what Optional SCADA Owner is electing as to such Project Site (if any). As to any 2009 WTGs for which Suzlon does not receive an NTP by ***, to the extent so provided in Section 4.1, the Parties' rights, duties and obligations as to the design, manufacturing, delivery, sale, Commissioning and purchase of such WTGs shall thereupon automatically and immediately be amended to reflect the Modified Obligations (that is, from and after such date, the Parties rights, duties and obligations as to such WTGs shall be only those provided by and pursuant to the Modified Obligations until such time as Definitive Agreements are executed in relation to the same).

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        (d)   Except as provided in this Section 2.3(d), each Project Site must comprised of a minimum of *** (***) WTGs that are located on parcels of real property that are contiguous through Owner's ownership, leasehold and/or easement interests.

          (i)    If a Project Site is comprised of less than *** (***) WTGs, Suzlon shall have the right to reasonably increase (1) the fee for the Warranty Period, and (2) all costs and fees for operations and maintenance services (including, without limitation, the Warranty Service, Scheduled Maintenance, Maintenance Work, Force Majeure Work and other repair work, in which case the Modified Obligations with respect to such Project and/or any Definitive Agreement executed with respect to such Project shall be amended to reflect such increased fees and costs; provided, however, the adjustments described in this Section 2.3(d)(i) shall not apply if such Project Site is located within 100 miles of another wind project with an aggregate nameplate capacity of twenty (20) MW or greater which, as of the date of the relevant NTP (or the last date upon which Owner was otherwise required to issue an NTP) uses Suzlon warranty and maintenance services pursuant to an agreement with at least two (2) years remaining in such agreement's term, including any extended term which has been exercised by that date. At least thirty (30) days prior to the date of the delivery of an NTP for a Project Site in the continental United States comprised of less than *** (***) WTGs, Owner may request in writing the amount of any reasonable increase in the fees described in this Section 2.3(d)(i) that would apply to the WTGs at such a Project. As promptly as possible (but no later than thirty (30) days) after such notice, Suzlon shall provide Owner the list of such reasonably increased costs and fees that would apply with respect to such Project Site. Following mutual consultation among the Parties regarding such reasonably increased costs and fees, Owner may elect, in its sole discretion, whether or not to issue an NTP with respect to the Project Site. If Owner issues an NTP with respect to such Project Site, the Modified Obligations and/or any Definitive Agreements executed with respect to such Project Site (as applicable) shall be amended to reflect such reasonably increased fees and costs.

          (ii)   If a Project Site is comprised of less than *** (***) WTGs, the Availability Warranty as to the WTGs purchased for such Project Site shall be amended as provided in Exhibits A or G (as applicable). Notwithstanding anything to the contrary contained herein, a separate Availability Warranty shall be provided for each TSA or TSIA (as applicable) executed pursuant to this Agreement (e.g., if three (3) TSAs are executed which TSAs cover *** (***),*** (***), and *** (***) WTGs, respectively, a separate Availability Warranty shall be provided for each TSA, notwithstanding the fact that, had a single TSA been executed for all such WTGs, a single Availability Warranty would have been provided for all *** (***) WTGs).

          (iii)  The Parties acknowledge and agree that, in the event of a Canadian Project, Owner shall bear all cost and schedule impacts to Suzlon as a result of the Project Site being located in Canada (which impacts may include, without limitation, those described in Sections 2.3(d)(iv), 2.3(g)(ii), and 3.2(d)(iv)), and which impacts shall be addressed by an amendment to this Agreement reflecting an equitable adjustment in Suzlon's costs and/or Deadline Dates to the extent impacted by the such location.

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          (iv)  At least ninety (90) days prior to the date of the delivery of an NTP for a Canadian Project, Owner may, at any time, request in writing the amount of any reasonably increased fees for operations and maintenance services that would apply to the WTGs at such Canadian Project (including, without limitation, the increased costs and fees for the Warranty Period, Warranty Service, Scheduled Maintenance, Maintenance Work, Force Majeure Work and other repair work). As promptly as possible (but no later than ninety (90) days) after such notice, Suzlon shall provide Owner the list of such reasonably increased costs and fees that would apply with respect to such Canadian Project. Following mutual consultation among the Parties regarding such reasonably increased costs and fees, Owner may elect, in its sole discretion, whether or not to issue an NTP with respect to the Canadian Project. If Owner issues an NTP with respect to such Canadian Project, the Modified Obligations and/or any Definitive Agreements executed with respect to such Canadian Project (as applicable) shall be amended to reflect such reasonably increased fees and costs.

        (e)   For purposes of this Agreement, no document issued by Owner which does not contain or otherwise address all of the matters required by the preceding subsections (a) or (b), whichever is applicable, shall be deemed an NTP.

        (f)    Owner may, at any time and from time to time by written notice to Suzlon, redirect the delivery of one or more of the WTGs to a new or different Project Site. Owner shall (i) be responsible (and shall reimburse Suzlon) for all reasonable increased out-of-pocket third party costs incurred by Suzlon as a result of such redirection (including, without limitation, the reasonable increased out-of-pocket third party costs of actual transportation (including any re-routing), shipping vendor fees and charges, applicable Taxes, insurance, permitting, handling, unloading/loading, storage (whether temporary or permanent), third party logistics management and all other reasonable increased out-of-pocket third party costs and expenses), plus a *** percent (***%) markup on such costs, which markup and reasonable increased out-of-pocket third party costs shall be in addition to the Contract Price, and (ii) shall agree to reasonable changes in the Deadline Dates and any corresponding Project schedule to accommodate such redirection.

        (g)   (i)    If Owner, at least thirty (30) days prior to the date of its delivery of an NTP for a Project in the continental United States, submits in writing an Estimate Notice to Suzlon as to the WTGs to be referenced in such NTP, Suzlon shall (within thirty (30) days thereafter) provide Owner an estimate (a "Price Estimate") for the cost for Delivery of such WTGs to the Alternate Port in lieu of a Gulf Port (if applicable), for delivery of the WTGs from the Initial Delivery Point to the Project Site and/or for the installation and achievement of Mechanical Completion of such WTGs. A Price Estimate shall (i) with respect to delivery services, reflect Suzlon's estimate of actual out-of-pocket third party costs for performing the same (including the actual estimates from Suzlon's vendors, subcontractors, suppliers, and estimates of all transportation vendor fees and charges, applicable Taxes, insurance, permitting, handling costs, unloading/loading costs, storage costs (whether temporary or permanent), third party logistics management costs and other out-of-pocket third party costs and expenses), plus a *** percent (***%) markup on such estimated costs, and (ii) with respect to services related to installation and achievement of Mechanical Completion, reflect Suzlon's estimate of actual costs for performing the same (including the actual estimates from Suzlon's vendors, subcontractors

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and suppliers, and estimates of all applicable Taxes, insurance, permitting and other out-of-pocket third party costs and expenses), plus a *** percent (***%) markup on such estimated costs (other than such estimated insurance costs, which costs shall have a *** percent (***%) markup). Notwithstanding the foregoing, the Parties acknowledge and agree that, if Owner elects any services described in this Section 2.3(g)(i), such Price Estimate is being provided by Suzlon to Owner solely as an estimate, and Owner shall nevertheless pay all actual and reasonable costs for the Delivery to an Alternate Port (if applicable), for the delivery of such WTGs to the Project Site and/or for the services related to installation and achievement of Mechanical Completion of such WTGs, all as provided in Sections 3.2(d) and 3.3, respectively, of this Agreement.

        (ii)   If Owner, at least ninety (90) days prior to the date of its delivery of an NTP for a Canadian Project, submits in writing an Estimate Notice to Suzlon as to the WTGs to be referenced in such NTP, Suzlon shall as promptly as possible (but no later than ninety (90) days thereafter) provide Owner a Price Estimate for such Canadian Project as described below. A Price Estimate for a Canadian Project shall (i) with respect to Delivery of such WTGs to an Alternate Port in lieu of a Gulf Port (if applicable) and/or delivery of such WTGs from the Initial Delivery Point to the Project Site, reflect Suzlon's estimate of actual out-of-pocket third party costs for performing the same (including the actual estimates from Suzlon's vendors, subcontractors, suppliers, and estimates of all transportation vendor fees and charges, applicable Taxes, insurance, permitting, handling costs, unloading/loading costs, storage costs (whether temporary or permanent), third party logistics management costs and other out-of-pocket third party costs and expenses), plus a *** percent (***%) markup on such estimated costs, and (ii) with respect to services related to installation and achievement of Mechanical Completion, reflect Suzlon's estimate of actual costs for performing the same (including the actual estimates from Suzlon's vendors, subcontractors and suppliers, and estimates of all applicable Taxes, insurance, permitting and other out-of-pocket third party costs and expenses), plus a *** percent (***%) markup on such estimated costs (other than such estimated insurance costs, which costs shall have a *** percent (***%) markup). Notwithstanding the foregoing, the Parties acknowledge and agree that, if Owner elects any services described in this Section 2.3(g)(ii), such Price Estimate is being provided by Suzlon to Owner solely as an estimate, and Owner shall nevertheless pay all actual and reasonable costs for the Delivery to an Alternate Port (if applicable), for the delivery of such WTGs to the Project Site, and/or for the services related to installation and achievement of Mechanical Completion of such WTGs, all as provided in Sections 3.2(d) and 3.3, respectively, of this Agreement.

        (h)   Suzlon further agrees to cooperate (at no cost to Suzlon) with Owner and all of Owner's Contractors in a manner reasonably anticipated to further the development of each Project Site.

        (i)    At any time Owner may submit in writing a notice to Suzlon requesting the number of foundation templates desired for the Project specified in such notice and the requested date of delivery of such foundation templates to such Project Site. The Parties acknowledge and agree that, as to a Project Site, Owner shall be entitled to "X" foundation templates, with "X" being the number equal to (a) the total number of WTGs at such Project Site, divided by (b) fifteen (15) (or the next whole number greater than the product of the foregoing equation if such product renders a fraction of a whole number) (e.g., Owner shall be entitled to two (2) foundation templates for a twenty (20) WTG Project). Suzlon's provision of foundation templates

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pursuant to this Section 2.3(i) is included in the Contract Price; provided, however, that Owner shall reimburse Suzlon for (a) the reasonable costs of shipping or transporting such foundation templates to the Project Site, and, (b) once Owner has completed its use of such foundation templates, the reasonable costs of shipping or transporting the same from the Project Site to (x) another Project Site designated by Owner in writing pursuant to this Section 2.3(i), or (y) Suzlon's storage facility in the continental United States for such foundation templates (as applicable).

        2.4    Execution of Definitive Agreements.    (a)    Subject to Article 4, within twenty (20) days of Suzlon's receipt of an NTP, Suzlon and an Affiliate of Owner shall prepare, execute and deliver a set of Definitive Agreements for the associated WTGs, as more fully described in Section 2.4(b) below. Except as otherwise expressly provided herein, upon execution of such Definitive Agreements, the terms of this Agreement, as they relate to the WTGs that are addressed in such Definitive Agreements, shall thereupon automatically be deemed terminated, of no further force or effect, and superseded by the terms of the Definitive Agreements. In confirmation and furtherance thereof, the Parties acknowledge and agree that (except as otherwise expressly provided herein) this Agreement shall have no bearing, application or binding effect, whether legal or otherwise, upon any WTGs that are addressed in any executed Definitive Agreements (or with respect to any rights, remedies or obligations of the Parties with respect to such WTGs). As to any WTG for which Definitive Agreements have not been prepared and executed within the foregoing twenty (20) day period (regardless of the reasons therefor), to the extent provided in Section 4.1, the Parties' rights, duties and obligations as to the design, manufacturing, delivery, sale, Commissioning and purchase of such WTGs shall thereupon automatically and immediately be amended to reflect the Modified Obligations (that is, from and after such date, the Parties rights, duties and obligations as to such WTGs shall be only those provided by and pursuant to the Modified Obligations until such time as Definitive Agreements are executed in relation to the same).

        (b)   The Definitive Agreements shall be in the forms attached to this Agreement as Exhibit A, as modified to reflect the Project Site, the number of relevant WTGs, designation of an Alternate Port (if applicable), and any other applicable terms of this Agreement. If the NTP specifies that Suzlon will install and Mechanically Complete the WTGs, the parties shall use the TSIA form and the WMSA form. If the NTP specifies that someone other than Suzlon will perform the installation services, the parties shall use the TSA form and the WMSA form; provided, however, the parties shall use the TSA form attached hereto as Exhibit A-1 in the event Suzlon delivers the WTGs from the Initial Delivery Point to the Project Site and the TSA form attached hereto as Exhibit A-4 in the event Suzlon only delivers the WTGs to the Initial Delivery Point. In furtherance thereof, upon issuance of an NTP, Suzlon agrees to execute and deliver (and Owner agrees to cause one of its Affiliates to execute and deliver) with respect to the applicable WTGs Definitive Agreements which are in the forms attached hereto as Exhibit A and which, in all material respects, reflect the applicable terms of this Agreement; it being further agreed by the Parties that the execution and delivery of any such Definitive Agreements shall not be unreasonably withheld.

        2.5    Certain Performance-Related Issues.    (a)    Notwithstanding anything to the contrary contained in this Agreement or in any exhibit to this Agreement, the Parties acknowledge and agree that Owner has the right to withhold and/or retain the Performance

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Holdbacks from certain Milestone Payments due under this Agreement until such time as the conditions described in this Section 2.5 are satisfied. In the event that the total amount needed for any Performance Holdback from any designated Milestone Payment exceeds the applicable Available Milestone Amount, then the portion of any such Performance Holdback not funded from such Milestone Payment shall be "held back" from the next succeeding Milestone Payment. For purposes of this Agreement, any amounts so withheld from a Milestone Payment shall be deemed to not have been due on such date, and such amounts shall only be due when and if Owner is required to pay such amounts pursuant to the terms of this Section 2.5. Owner and Suzlon further agree that any such "holdback" shall not count against the Liability Cap.

        (b)   Suzlon shall provide to Owner either the results of (i) a Successful V3 Test as to a wind turbine located in Australia on or prior to ***, or (ii) a Successful V3 Test as to a wind turbine located in the United States on or prior to ***, and if Suzlon does not provide at least one such Successful V3 Test by the corresponding deadline, Owner shall be entitled to "holdback" from the Third 2009 Milestone Payment an amount equal to *** percent (*** %) of the Contract Price (the "V3 Holdback"). For the purposes of this Agreement, a "Successful V3 Test" shall mean a power curve test of a wind turbine using the "V3" blade and achieving a *** percent (***%) or better power curve. Owner shall pay the V3 Holdback to Suzlon (and shall not be entitled to any future V3 Holdback) upon the occurrence of the earlier of (x) ten (10) Business Days after the date Suzlon provides results, reasonably acceptable to Owner, of a Successful V3 Test, or (y) the date the Parties enter into an amendment to this Agreement setting forth a corrective plan for Suzlon's failure to provide a Successful V3 Test, which amendment shall be drafted in a manner substantially similar to that certain First Amendment to the Purchase & Reservation Agreement by and between Owner and Suzlon, dated as of July 7, 2006 (a "V3 Amendment"). In the event that (x) Suzlon has not provided results, reasonably acceptable to Owner, of a Successful V3 Test, or (y) the Parties have not entered into a V3 Amendment on or prior to ***, Suzlon agrees that Owner may retain the then-existing V3 Holdback as liquidated damages (and as Owner's sole and exclusive remedy, and not as a penalty) for failure to either deliver a Successful V3 Test or enter into a V3 Amendment (the "V3 Liquidated Damages"). The V3 Liquidated Damages shall constitute Owner's sole and exclusive remedy should Suzlon fail to either provide a Successful V3 Test or enter into a V3 Amendment on or prior to *** (as well as any failure of Suzlon to provide such Successful V3 Test or enter into a V3 Amendment at any time after such date); it being acknowledged and agreed by the Parties that Suzlon's liability, if any, for the V3 Liquidated Damages relates solely to Suzlon's failure to provide a Successful V3 Test or enter into a V3 Amendment on or prior to *** (as well as any failure of Suzlon to provide such Successful V3 Test or enter into a V3 Amendment at any time after such date) and to no other covenant or obligation of Suzlon under this Agreement. Owner acknowledges and agrees that if any V3 Liquidated Damages are payable pursuant to this Agreement and any Power Curve Liquidated Damages are payable at a Project pursuant to this Agreement or any Definitive Agreement, such Power Curve Liquidated Damages shall be offset by an amount equivalent to the V3 Liquidated Damages Share for such Project.

        (c)   If Suzlon fails to install a Preliminary Power Plant at the Sleeping Bear Wind Farm prior to the Effective Date, Owner shall be entitled to "holdback" from the Third 2008 Milestone Payment an amount equal to *** U.S. Dollars ($***) (the "Preliminary PP Holdback"). For the purposes of this Agreement, a "Preliminary Power Plant" means a preliminary version of a supervisory control and data acquisition system power plant that (i) is

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capable of meeting the active power regulation specifications of the SC-Power Plant (as indicated on Exhibit N hereto), and (ii) has been installed at the Sleeping Bear Wind Farm and has been successfully tested by Owner to curtail and regulate the active power from such wind farm and start and stop such wind farm in accordance with the Preliminary PP Test Procedures. Owner acknowledges and agrees that such testing of the Preliminary Power Plant by Owner shall be concluded no later than fourteen (14) days following delivery to Owner by Suzlon of a notice that the Preliminary Power Plant has been installed and is ready for testing. Owner shall pay the Preliminary PP Holdback to Suzlon (and shall not be entitled to any future Preliminary PP Holdback) upon (x) Suzlon's installation of a Preliminary Power Plant at the Sleeping Bear Wind Farm that has passed the Preliminary PP Test Procedures, or (y) in the event Suzlon's installation of a Preliminary Power Plant at the Sleeping Bear Wind Farm does not occur by ***, as a result of delay or interference by Owner or "owner" of the Sleeping Bear Wind Farm or their contractors or subcontractors (including, without limitation, delay relating to any communications interface), the earlier of (I) the occurrence of clause (x), and (II) Suzlon's provision of a report reasonably acceptable to Owner (Owner's acceptance not to be unreasonably withheld) demonstrating that Suzlon's preliminary version of a supervisory control and data acquisition system power plant is capable of meeting the active power regulation specifications of the SC-Power Plant (as indicated on Exhibit N hereto) and has the ability to curtail and regulate power of a wind farm and start and stop such wind farm (even though such power plant has not been installed and tested at the Sleeping Bear Wind Farm).

        (d)   If Suzlon fails to install an Applicable SC-Power Plant at one (1) Applicable Wind Farm on or prior to the Applicable Date, regardless of whether such failure was the result of Force Majeure or any other reason, (i) Owner shall be entitled to "holdback" from the next Milestone Payment occurring after the Applicable Date (the "Next Milestone Payment") an amount equal to *** U.S. Dollars ($***) (the "Full PP Holdback") and (ii) Suzlon shall promptly retain, at Suzlon's sole expense, a nationally recognized, independent expert (mutually agreeable to the Parties) in supervisory control and data acquisition systems and the development thereof, which expert shall, at Suzlon's sole direction and sole expense, either promptly (x) modify or enhance the existing power plant program and devices to achieve the SC-Power Plant specifications (as described on Exhibit N hereto) at such one (1) Applicable Wind Farm, or (y) provide a third-party supervisory data control and acquisition system that provides the equivalent functionality of the SC-Power Plant, install the same at one (1) Applicable Wind Farm, and test the same in accordance with the Full PP Test Procedures (the provision of (x) or (y) being an "Alternate Power Plant"). Suzlon agrees to provide such expert with access to its SC-Power Plant and software codes sufficient to enable such expert to perform the tasks set forth in the preceding sentence. For the purposes of this Agreement, an "Applicable SC-Power Plant" shall mean an SC-Power Plant that has been installed at one (1) Applicable Wind Farm and successfully tested in accordance with the Full PP Test Procedures. Owner acknowledges and agrees that testing of the Applicable SC-Power Plant or Alternate Power Plant (as applicable) by Owner shall be concluded no later than fourteen (14) days following delivery to Owner by Suzlon or the expert (as applicable) of a notice that the Applicable SC-Power Plant or Alternate Power Plant has been installed and is ready for testing. In the event Suzlon has not yet provided to Owner an Applicable SC-Power Plant or an Alternate Power Plant at one (1) Applicable Wind Farm by the later of (x) the date the Fourth 2009 Milestone Payment is due and (y) the date the Next Milestone Payment is due (such later date being the "Threshold Date"), Owner shall additionally be entitled to "holdback" from each Milestone Payment occurring after the

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Threshold Date an amount equal to *** percent (***%) of each such Milestone Payment (which such amount shall be added to any existing Full PP Holdback). Upon Suzlon's installation of an Applicable SC-Power Plant or Alternate Power Plant at one (1) Applicable Wind Farm, Owner shall pay the Full PP Holdback to Suzlon (and shall not be entitled to any future Full PP Holdback).

        (e)   The Parties further acknowledge and agree that Owner has the right pursuant to the Performance Side Letter to withhold amounts from certain Milestone Payments due under this Agreement until such time as the conditions described in the Performance Side Letter are satisfied. Any amounts so withheld from a Milestone Payment shall be deemed to not have been due on such date, and such amounts shall only be due when and if Owner is required to make such amounts pursuant to the terms of the Performance Side Letter. Owner and Suzlon further agree that any such Side Letter Holdback shall not count against the Liability Cap. The terms and conditions of the Performance Side Letter are expressly incorporated herein and made a part of this Agreement.

        (f)    Notwithstanding the foregoing and anything to the contrary contained in this Agreement, Suzlon's failure to perform any obligation set forth in this Section 2.5 or the Performance Side Letter shall not be deemed a Suzlon Default or a default under this Agreement; it being understood and agreed by the Parties that Owner's sole and exclusive recourse for Suzlon's failure to perform any obligation pursuant to this Section 2.5 or the Performance Side Letter shall be to withhold the applicable Performance Holdback and/or Side Letter Holdback until the corresponding obligation is satisfied pursuant to Section 2.5 or the Performance Side Letter, as applicable (or, if applicable, to retain as liquidated damages the V3 Liquidated Damages pursuant to Section 2.5(b)).

        (g)   If, by reason of the execution of one (1) or more Definitive Agreements, the amount of the Milestone Payments provided under this Agreement are no longer adequate to permit Owner to withhold a Performance Holdback or a Side Letter Holdback, Suzlon shall permit Owner to "hold back" the applicable Performance Holdback(s) and/or Side Letter Holdback(s) from the "milestone payments" next due under any set of Definitive Agreements selected by Owner. Suzlon, Owner and the "owner" under such Definitive Agreements shall enter into a side letter agreement documenting the same.

        2.6    Type Certificate.    (a)    The WTGs to be supplied by Suzlon to the Owner under this Agreement shall be materially consistent with the wind turbine generators for which the Germanischer Lloyd Type Certificate was issued, and will include any modifications or upgrades that were implemented in order to obtain the Germanischer Lloyd Type Certificate.

        (b)   In the event a Final Payment becomes payable pursuant to this Agreement and Suzlon has not delivered the Germanischer Lloyd Type Certificate to Owner, the Parties acknowledge and agree that the following shall occur:

          (i)    For Final Payments relating to 2008 WTGs, Owner shall be entitled to "holdback" from such Final Payments an amount equal to *** percent (***%) of the 2008 Contract Price for each such 2008 WTG (collectively, the "2008 GL Holdback"). In the event Suzlon fails to deliver the Germanischer Lloyd Type Certificate to Owner on

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  or prior to ***, Suzlon agrees that Owner may retain the then-existing 2008 GL Holdback, as well as all future 2008 GL Holdback, as liquidated damages (and as Owner's sole and exclusive remedy, and not as a penalty) for failure to deliver the Germanischer Lloyd Type Certificate on or prior to *** (the "2008 GL Liquidated Damages"). Notwithstanding the foregoing, in the event Suzlon delivers the Germanischer Lloyd Type Certificate to Owner on or prior to ***, Owner shall pay to Suzlon any then-existing 2008 GL Holdback and shall not be entitled to any future 2008 GL Holdback with respect to 2008 WTGs. The 2008 GL Liquidated Damages shall constitute Owner's sole and exclusive remedy should Suzlon fail to deliver the Germanischer Lloyd Type Certificate to Owner on or prior to *** (as well as any failure of Suzlon to deliver such certificate at any time after such date); it being acknowledged and agreed by the Parties that Suzlon's liability, if any, for 2008 GL Liquidated Damages relates solely to Suzlon's failure to deliver the Germanischer Lloyd Type Certificate to Owner on or prior to *** (as well as any failure of Suzlon to deliver such certificate at any time after such date) and to no other covenant or obligation of Suzlon under this Agreement.

          (ii)   For Final Payments relating to 2009 WTGs, Owner shall be entitled to "holdback" from such Final Payments an amount equal to *** percent (***%) of the 2009 Contract Price for each such 2009 WTG (collectively, the "2009 GL Holdback"). In the event Suzlon fails to deliver the Germanischer Lloyd Type Certificate to Owner on or prior to ***, Suzlon agrees that Owner may retain the then-existing 2009 GL Holdback, as well as all future 2009 GL Holdback, as liquidated damages (and as Owner's sole and exclusive remedy, and not as a penalty) for failure to deliver the Germanischer Lloyd Type Certificate to Owner on or prior to *** (the "2009 GL Liquidated Damages", collectively with the 2008 GL Liquidated Damages, the "GL Liquidated Damages"). Notwithstanding the foregoing, in the event Suzlon delivers the Germanischer Lloyd Type Certificate to Owner on or prior to ***, Owner shall pay to Suzlon any then-existing 2009 GL Holdback and shall not be entitled to any future 2009 GL Holdback with respect to 2009 WTGs. The 2009 GL Liquidated Damages shall constitute Owner's sole and exclusive remedy should Suzlon fail to deliver the Germanischer Lloyd Type Certificate to Owner on or prior to *** (as well as any failure of Suzlon to deliver such certificate at any time after such date); it being acknowledged and agreed by the Parties that Suzlon's liability, if any, for 2009 GL Liquidated Damages relates solely to Suzlon's failure to deliver the Germanischer Lloyd Type Certificate to Owner on or prior to *** (as well as any failure of Suzlon to deliver such certificate at any time after such date) and to no other covenant or obligation of Suzlon under this Agreement.

ARTICLE 3

CONTRACT PRICE; PAYMENTS TO SUZLON

        3.1    Contract Price.    (a)    As consideration for the sale of each 2008 WTG by Suzlon, Owner agrees to pay Suzlon the price of *** U.S. Dollars (US $***) for each such WTG (the "2008 Contract Price").

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        (b)   As consideration for the sale of each 2009 WTG by Suzlon, Owner agrees to pay Suzlon the price of *** U.S. Dollars (US $***) for each such WTG (the "2009 Contract Price").

        (c)   For purposes of this Agreement, the "Contract Price" shall be the sum of (i) the 2008 Contract Price multiplied by the total number of 2008 WTGs (the "Total 2008 Contract Price"), and (ii) the 2009 Contract Price multiplied by the total number of 2009 WTGs (the "Total 2009 Contract Price"). The Contract Price is not subject to adjustment for exchange rate fluctuations.

        (d)   Each 2008 Contract Price for a 2008 WTG and each 2009 Contract Price for a 2009 WTG in this Section 3.1 includes (i) all costs to design and manufacture the WTG or any component thereof (including acquisition of materials for the WTG), (ii) as to those WTG components manufactured outside the continental United States, all costs to ship such WTG components to a Gulf Port, to clear United States customs, and to initially unload the same at the dockside of such port from the ship and, as to those WTG components manufactured within the continental United States, all costs to make such WTG components available for shipment "ex works" a manufacturer's plant in the United States, (iii) except as provided below, technical advisor assistance during Mechanical Completion (if the WTGs are to be Mechanically Completed by Owner), (iv) Commissioning of each WTG, and (v) the Included SCADA.

For purposes of this Agreement, "technical advisor assistance" shall mean the provision of a technical advisor(s) to answer questions posed by Owner during Owner's installation of a WTG; which advisor(s) (a) shall be qualified to perform the tasks for which they are assigned pursuant to this Section 3.1(d), and (b) shall provide, without additional charge and at Owner's direction pursuant to this Section 3.1(d), an aggregate number of man-hours of assistance to Owner equal to (i) twelve (12), multiplied by (ii) the number of WTGs actually purchased by Owner under this Agreement (collectively, the "Aggregate TA Hours"); provided, however, that Suzlon shall provide additional technical advisor assistance to Owner, at no cost to Owner, if such assistance is necessary to cure any defects or deficiencies in the WTGs or related software. The parties further agree that, once the Aggregate TA Hours have been exhausted through Suzlon's performance of the same pursuant to TA Requests, any additional assistance provided by a technical advisor pursuant to TA Requests shall be at Owner's cost, at a rate of *** U.S. Dollars ($***) per day, for each technical advisor (the "Additional TA Fees"). Notwithstanding anything to the contrary contained in this Agreement or any set of Definitive Agreements, Owner may allocate the Aggregate TA Hours among the WTGs actually purchased under this Agreement (including those WTGs then covered by Modified Obligations or Definitive Agreements) in such amounts as the Owner may desire (e.g., ten (10) technical advisor assistance hours for one WTG, thirty (30) technical advisor assistance hours for another WTG, and so on); provided that Owner shall compensate Suzlon for all Additional TA Fees earned once the Aggregate TA Hours have been exhausted (and regardless of whether the Aggregate TA Hours are exhausted in connection with WTGs subject to Modified Obligations and/or Definitive Agreements). In confirmation and furtherance thereof, and notwithstanding anything in this Agreement to the contrary, Owner agrees (i) to pay Suzlon any Additional TA Fees earned by Suzlon as provided above, and (ii) that such payment obligation shall remain binding upon Owner even as to WTGs which are subject to Definitive Agreements. Owner and Suzlon covenant and agree that, as to each Project, they shall work together to forecast when technical advisor assistance shall be needed for such Project, all in accordance with such Project's WTG

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delivery schedule. Owner covenants and agrees that, as to each Project, Owner shall provide Suzlon with twenty-one (21) days advance written notice of Owner's desire for technical advisor assistance in relation to such Project (along with the estimated aggregate number of desired man-days of technical advisor assistance and the proposed schedule of such assistance) (each, a "TA Request"). To the extent Owner thereafter wishes to amend a TA Request, it shall provide Suzlon with five (5) days advance written notice. Suzlon is under no obligation to implement technical advisor assistance pursuant to a TA Request or modification thereof until the twenty-one (21) day or five (5) day notice period, as applicable, has lapsed (unless said modification reduces the aggregate number of desired man-days), but shall use commercially reasonable efforts to implement such request as soon as reasonably possible. The Owner under this Agreement shall have the right to determine which technical advisor assistance hours are included in the Aggregate TA Hours and shall have the right to determine which, if any, of the Aggregate TA Hours shall be allocated to any "Projects" under any Definitive Agreements. Notwithstanding anything to the contrary contained herein, including the provision of TA Requests by Owner under this Agreement, Suzlon shall receive no credit for, and shall not be entitled to charge Owner for, any technical advisor assistance hours for which a technical advisor is available to a Project, but unable to provide technical advisor assistance due to delays in the Mechanical Completion activities attributable to Suzlon or its contractors or suppliers. Commencing on the date hereof, Suzlon shall provide to Owner monthly reports summarizing the technical advisor assistance hours provided pursuant to TA Requests by Suzlon to Owner under this Agreement or any "owner" under any Definitive Agreement. The provisions of this paragraph shall continue to apply with respect to WTGs covered by Definitive Agreements, notwithstanding Section 2.4(a) of the Agreement

        3.2    Milestone Payments.    (a)    Upon completion of the following "Milestones" with respect to the 2008 WTGs and the 2009 WTGs, the corresponding portion of the Contract Price shall be due and payable to Suzlon (each, a "Milestone Payment"):

Milestone	WTGs to Which Payment Applies	Milestone Payment
Reservation Payment	All WTGs	*** U.S. Dollars ($***) (the "Reservation Payment")
Execution of this Agreement	All WTGs	*** U.S. Dollars ($***), representing *** percent (*** %) of the Total 2008 Contract Price and *** percent (*** %) of the Total 2009 Contract Price, less the Reservation Payment.
Execution of this Agreement	2008 WTGs	*** U.S. Dollars ($***), representing *** percent (*** %) of the Total 2008

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Milestone	WTGs to Which Payment Applies	Milestone Payment
Contract Price, plus the LVRT Fee for all 2008 WTGs (the "Third 2008 Milestone Payment")
***	2009 WTGs	*** U.S. Dollars ($***), representing *** percent (*** %) of the Total 2009 Contract Price (the "Third 2009 Milestone Payment")
***	2009 WTGs
*** U.S. Dollars ($***), representing *** percent (*** %) of the Total 2009 Contract Price, plus the LVRT Fee for all 2009 WTGs and (if applicable) the Climb-Assist Fee for all 2009 WTGs (provided, however, that any Climb-Assist Election issued before this date with respect to the 2009 WTGs must be accompanied by the Climb-Assist Fee for all 2009 WTGs) (the "Fourth 2009 Milestone Payment")

Date that bills of lading have been issued for all Major Components of a WTG (however, as to the Major Components which are manufactured within the continental United States, it shall be the date an "ex works certificate" is issued and not a bill of lading)	All WTGs	*** (*** %) of the applicable Contract Price for each WTG (i.e., pro rate the payment for each WTG) (the "Bill of Lading/Ex Works Milestone Payment")
Earlier of (i) delivery of all Major Components of a WTG to a Project	All WTGs	*** (*** %) of the applicable Contract Price

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Milestone	WTGs to Which Payment Applies	Milestone Payment
Site, or (ii) fourteen (14) days after Delivery of such Major Components[2]		for each WTG (i.e., pro rate the payment for each WTG)

Completion of Commissioning of each WTG (provided if Mechanical Completion of the WTGs is not part of Suzlon's scope of work, such payment will be the earlier of (i) completion of Commissioning of such WTG, (ii) thirty (30) days after delivery of all Major Components of such WTG to a Project Site (plus any Suzlon Storage Days occurring after delivery to the Project Site), or (iii) sixty (60) days after the later of (x) Delivery of all Major Components of such WTG (plus any Suzlon Storage Days) and (y) the Delivery Deadline of such WTG	All WTGs	*** percent (***%) of the applicable Contract Price (i.e., pro rate the payment for each WTG)

Final Completion with respect to a Project (provided if Mechanical Completion of the WTGs is not part of Suzlon's scope of work, such payment will be the earlier of (i) Final Completion with respect to a Project, (ii) ninety (90) days after delivery of all Major Components of all WTGs to a Project Site (plus any Suzlon Storage Days occurring after delivery of all WTGs to the Project Site), or (iii) one hundred twenty (120) days after the later of (x) Delivery of all Major Components of all WTGs (plus any Suzlon Storage Days) and (y) the	All WTGs
*** percent (***%) of the applicable Contract Price (prorated for each Project Site, which is determined on the basis of the number of WTGs at each such Project Site) (the "Final Payment"); provided in the event of an Alternate Final Milestone, such Milestone Payment shall be the Final Payment minus the Punch List Holdback applicable to

2 NOTE: If this Milestone occurs prior to the first day of the month immediately preceding the month in which the Delivery Deadline for such WTG occurs, then this Milestone Payment shall be payable on the later of (x) such first day of the month immediately preceding the month in which the Delivery Deadline for such WTG occurs or (y) the date specified in Section 3.4(c) as to the Application for Payment for such Milestone.

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Milestone	WTGs to Which Payment Applies	Milestone Payment
last Delivery Deadline of any WTG (the achievement of such Milestone under either clause (ii) or clause (iii) being an "Alternate Final Milestone")		such Project, as further described in Section 3.4(e)).
Final Completion with respect to a Project	All WTGs	Punch List Holdback applicable to such Project Site

        (b)   The Parties acknowledge and agree that Owner has previously paid the Reservation Payment of *** U.S. Dollars ($***) and that Owner shall make the remaining Milestone Payments as to all WTGs as required by the terms of this Article 3; provided, however, (i) as to those WTGs for which Definitive Agreements have been executed, all subsequent Milestone Payments for such WTGs shall be made pursuant to the terms of such Definitive Agreements (the executed version of which shall reflect the Milestone Payment schedule in Section 3.2(a)), and (ii) as to those WTGs for which the Modified Obligations are effective, all subsequent Milestone Payments for such WTGs shall be made in accordance with the Modified Obligations.

        (c)   For purposes of this Agreement, a "bill of lading" shall mean a bill of lading for the relevant Major Component that has been provided by a shipper from outside the continental United States and an "ex works certificate" shall mean a certificate issued by Suzlon indicating that the relevant Major Component that was manufactured within the continental United States is available for shipment "ex works" the manufacturer's plant.

        (d)   Owner shall reimburse Suzlon for the following actual and reasonable costs (and associated markups, where applicable), which costs and markups shall be in addition to the Contract Price (the "Reimbursable Expenses"):

          (i)    In the event Owner requests Suzlon to Deliver any WTG components which are manufactured outside the continental United States, including any WTGs subject to Modified Obligations, to an Alternate Port, the actual and reasonable increased out-of-pocket third party costs incurred by Suzlon in Delivering the components to such Alternate Port in lieu of a Gulf Port (including, without limitation, the reasonable increased out-of-pocket third party costs of actual transportation (including any re-routing), shipping vendor fees and charges, applicable Taxes, insurance, permitting, handling, unloading/loading costs, storage costs (whether temporary or permanent), third party logistics management costs and all other reasonable increased out-of-pocket third party costs and expenses), plus a *** percent (***%) markup on the lower of: (x) the Price Estimate as to such costs and (y) the actual and reasonable out-of-pocket third party costs, which costs and markup shall be in addition to the Contract Price (or, in the event

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  there is no Price Estimate as to such costs, a *** (***%) markup on such actual and reasonable out-of-pocket third party costs);

          (ii)   An amount equal to *** U.S. Dollars ($***) per WTG (the "IDP Fee") for (w) transporting any WTG's components which are manufactured outside the continental United States from the initial unloading point dockside at a Gulf Port to the first place of rest at the temporary storage location at such port (or nearby if such location is designated by the port authority to be an area external to the port where the WTG component will be made available for inland transportation to a Project Site) (i.e., the location described in subsection (a) of the definition of Initial Delivery Point); provided, however, Owner shall bear any additional cost impacts to Suzlon's performance of the same at an Alternate Port (which impact shall be addressed by an amendment to this Agreement reflecting an equitable adjustment, if any, in the IDP Fee), (x) the packing of any WTG's components in a condition ready for inland transportation by truck from the Initial Delivery Point in accordance with applicable federal, state, municipal and local law (including, without limitation, any restrictions on "divisible loads") (y) the covering, prior to their inland transportation from the Initial Delivery Point to a Project Site, of the rotor shaft opening of such WTG's Nacelle and the open ends of such WTG's Tower sections in protective tarps to prevent dirt from entering such openings; provided, however, the IDP Fee as to such WTG shall be adjusted downward by *** U.S. Dollars ($***) for every Tower section and/or Nacelle that requires deep cleaning or power washing to its internal surfaces upon arrival at the Project Site as a result the failure of Suzlon to properly tarp the aforementioned openings; it being acknowledged and agreed by the Parties that the foregoing downward adjustment shall be Owner's sole and exclusive remedy for such failure, and (z) loading of the WTG components at the Initial Delivery Point onto the inland transportation vehicles for delivery to the Project Site or vehicles to transport the WTG components to storage, it being understood and agreed that:

            (1)   if WTG components are Delivered before the Delivery Deadline, and after such one-time loading, are placed into storage as a result of such early Delivery, the cost of the subsequent loading of such components at the storage location for transportation to the Project Site shall be borne by Suzlon (unless such components remain in storage beyond the Pick-Up Deadline (as defined in the Modified Obligations)) (or, in the event (x) Owner requests delivery of the WTG components to the Project Site, (y) WTG components are Delivered before the Delivery Deadline and, (z) after such one-time loading, such WTG components are placed into storage as a result of such early Delivery, the cost of the subsequent loading of such WTG components at the storage location for transportation to the Project Site shall be borne by Suzlon (unless such WTG components remain in storage at Owner's direction beyond the date that Suzlon would otherwise have removed such WTG from storage for inland transportation to the Project Site);

            (2)   if WTG components are Delivered before the Delivery Deadline, and after such one-time loading, are placed into storage as a result of such early Delivery and remain in storage beyond the Pick-Up Deadline (as defined in the

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    Modified Obligations), the cost of the subsequent loading of such components at the storage location for transportation to the Project Site shall be borne by Owner (or, in the event (x) Owner requests delivery of the WTG components to the Project Site, (y) WTG components are Delivered before the Delivery Deadline and, (z) after such one-time loading, such WTG components are placed into storage as a result of such early Delivery but remain in storage at Owner's direction beyond the date that Suzlon would otherwise have removed such WTG components from storage for inland transportation to the Project Site, the cost of the subsequent loading of such WTG components at the storage location for transportation to the Project Site shall be borne by Owner); and

            (3)   if WTG components are Delivered on or after the Delivery Deadline, and after such one-time loading, are placed into storage, the cost of the subsequent loading of such components at the storage location for transportation to the Project Site shall be borne by Owner (or, in the event (x) Owner requests delivery of the WTG components to the Project Site, (y) WTG components are Delivered on or after the Delivery Deadline, and (z) after such one-time loading are (1) placed into storage at Owner's direction, or (2) are placed into storage by Suzlon but remain in storage at Owner's direction beyond the date that Suzlon would otherwise have removed such WTG components from storage for inland transportation to the Project Site, the cost of the subsequent loading of such WTG components at the storage location for transportation to the Project Site shall be borne by Owner).

  Any subsequent loading of the WTG components at the storage location as provided above shall be performed by Owner (unless Owner requests delivery of the WTG components to the Project Site, in which case such subsequent loading shall be Suzlon's obligation), but the cost of performing such loading shall be borne by the Party responsible for such cost as provided in the preceding Clauses (1) through (3). Notwithstanding anything to the contrary contained in this Agreement, under all circumstances Owner shall pay Suzlon the IDP Fee, and Suzlon shall perform the services identified in this Subsection 3.2(d)(ii) for which the IDP Fee is payable, and regardless of whether the WTG components are Delivered before, on or after the Delivery Deadline;

          (iii)  In the event Owner requests Suzlon to deliver the WTGs to a Project Site in the continental United States, the actual and reasonable out-of-pocket third party costs incurred by Suzlon after Delivery of the WTG components in relation to the delivery of such WTG components to the Project Site (including, without limitation, the reasonable out-of-pocket third party costs of actual transportation from the Initial Delivery Point to a Project Site (including any re-routing), transportation vendor fees and charges, applicable Taxes, insurance, permitting, handling costs, unloading/loading costs, storage costs (whether temporary or permanent and whether at the Initial Delivery Point or elsewhere), third party logistics management costs and all other reasonable out-of-pocket third party costs and expenses), plus a *** percent (***%) markup on the lower of: (x) the Price Estimate as to such costs and (y) the actual and reasonable out-of-pocket third party costs, which costs and markup shall be in addition to the Contract Price (or, in the event

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  there is no Price Estimate as to such costs, a *** (***%) markup on such actual and reasonable out-of-pocket third party costs);

          (iv)  In the event Owner requests Suzlon to deliver the WTGs to the Project Site for a Canadian Project, the actual and reasonable out-of-pocket third party costs incurred by Suzlon after Delivery of the WTG components in relation to the delivery of such WTG components to the Project Site (including, without limitation, the reasonable out-of-pocket third party costs of actual transportation from the Initial Delivery Point to a Project Site (including any re-routing), shipping vendor fees and charges, applicable Taxes (whether United States or Canadian, including, without limitation and for the sake of clarity, Canadian import duties and tariffs), insurance, permitting, handling costs, unloading/loading costs, storage costs (whether temporary or permanent and whether at the Initial Delivery Point or elsewhere), third party logistics management costs and all other reasonable out-of-pocket third party costs and expenses), plus a *** percent (***%) markup on the lower of: (x) the Price Estimate as to such costs and (y) the actual and reasonable out-of-pocket third party costs, which costs and markup shall be in addition to the Contract Price (or, in the event there is no Price Estimate as to such costs, a *** (***%) markup on such actual and reasonable out-of-pocket third party costs);

          (v)   All fees for technical advisor assistance as described in Section 3.1(d)

          (vi)  All reasonable installation and Mechanical Completion costs described in Section 3.3;

          (vii) All redirection costs (plus markup) as described in Section 2.3(f);

          (viii) Subject to Section 2.1(f)(ii), all storage or rental costs (including, without limitation, those described in Section 9.3 and 11.2 of Exhibit G attached hereto);

          (ix)  All reasonable shipping and transportation costs for the foundation templates as described in Section 2.3(i);

          (x)   All Optional SCADA costs as described in Section 3.2(g); and

          (xi)  Any other costs and expenses that Owner shall reimburse to Suzlon pursuant to the terms and conditions of this Agreement.

        (e)   The Parties acknowledge and agree that Owner has selected the LVRT System for the WTGs. Owner shall include in each of the Third 2008 Milestone Payment and the Fourth 2009 Milestone Payment an amount equal to *** U.S. Dollars ($***) (representing *** U.S. Dollars ($***) per WTG; with the aggregate amount being the "LVRT Fee"), which LVRT Fee shall be in addition to the Contract Price. The Parties acknowledge and agree that any monetary or schedule impact to Suzlon as a result of FERC making the requirements for LVRT Systems more stringent subsequent to the Effective Date shall be borne by Owner alone (and shall be implemented by an amendment to this Agreement reflecting an equitable adjustment in Suzlon's costs and/or Deadline Dates as a result of the same); provided, however, that Suzlon shall credit owner for any actual savings (if applicable) to Suzlon as a result of the same.

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        (f)    If Owner elects to order the Climb-Assist System for the 2008 WTGs and/or the 2009 WTGs, Owner shall deliver written notice of such election (accompanied by the applicable Climb-Assist Fee) to Suzlon no later than the applicable Climb-Assist Election Deadline (the "Climb-Assist Election"); it being understood and agreed by the Parties that Owner's Climb-Assist Election must be an election for all 2008 WTGs and/or all 2009 WTGs (as applicable) and shall in no event be a partial election of the Climb-Assist System for less than the full number of such 2008 WTGs and/or 2009 WTGs. For purposes of this Agreement, no document issued by Owner shall be deemed to be a Climb-Assist Election unless it is accompanied by the corresponding Climb-Assist Fee. In the event Owner fails to deliver a Climb-Assist Election by the applicable Climb-Assist Election Deadline, the parties acknowledge and agree that Suzlon shall have no obligation to provide such Climb-Assist System for those WTGs for which such deadline has passed.

        (g)   If Owner elects to order any of the Optional SCADA as to a Project Site, Owner shall deliver written notice of such election in the NTP for such Project Site as described in Section 2.3. At least thirty (30) days prior to the date of the delivery of an NTP for such Project Site, Owner may, at any time, request in writing the cost of including any of the Optional SCADA at such Project Site (other than the cost for SC-Power Plant, which the Parties hereby acknowledge and agree shall be (x) *** U.S. Dollars ($***) for Projects consisting of one hundred (100) or fewer WTGs, and (y) *** U.S. Dollars ($***) for Projects consisting of greater than one hundred (100) WTGs). As promptly as possible (but no later than thirty (30) days) after such notice, Suzlon shall provide Owner with a quote of such cost(s), which quote shall remain effective for fifteen (15) days. If Owner issues an NTP electing any Optional SCADA with respect to such Project Site, the Modified Obligations and/or any Definitive Agreements executed with respect to such Project Site (as applicable) shall be amended to reflect such quoted costs, which costs shall be in addition to the Contract Price. Notwithstanding a failure by Owner to timely request a quote as to any Optional SCADA or Suzlon's quote no longer remaining effective pursuant to this Section 3.2(g), Owner may still obtain such Optional SCADA, but shall pay Suzlon all actual and reasonable costs incurred by Suzlon in providing such Optional SCADA (other than the costs for SC-Power Plant, which shall be as described above), which costs shall be in addition to the Contract Price.

        3.3    Mechanical Completion Costs.    If Owner requests Suzlon's installation and Mechanical Completion services, in addition to all other payments due to Suzlon as described in this Article 3 (including, in addition to the Contract Price), Owner shall also reimburse Suzlon for Suzlon's actual and reasonable costs for the installation and Mechanical Completion of the WTGs (including, without limitation, the actual and reasonable costs from Suzlon's vendors, subcontractors and suppliers, all applicable Taxes, insurance, permitting and other out-of-pocket third party costs and expenses), plus a markup of *** percent (***%) (other than such insurance costs, which shall have a *** percent (***%) markup) on the lower of: (x) the Price Estimate as to such costs and (y) the actual costs (or, in the event there is no Price Estimate as to such costs, the applicable markup shall be taken on such actual costs). Further, if Owner requests Suzlon to install and Mechanically Complete any WTGs, Owner must also elect to have Suzlon deliver such WTGs to the corresponding Project Site.

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        3.4    Payment for the Achievement of Milestones and Reimbursable Expenses.    Except as described in Section 3.4(d) below, Owner shall pay to Suzlon the Milestone Payments and Reimbursable Expenses in the following manner:

        (a)   Suzlon shall, no more frequently than twice a month, prepare and submit to Owner an application for payment specifying 1) each Milestone which has been completed and/or Reimbursable Expenses which have been incurred (including a description of the WTGs to which they apply) and for which payment is then being requested, 2) the aggregate amount of the payment then being requested, and 3) any applicable bills of lading or "ex works certificates" and/or the documentation (which shall include for "technical advisor assistance", timesheets executed by Owner's project manager) supporting the Reimbursable Expenses (each, an "Application for Payment").

        (b)   Within ten (10) Business Days after the receipt of each Application for Payment, Owner shall (A) review the Application for Payment to certify completion of the relevant Milestone(s) and/or the documentation supporting the Reimbursable Expenses, and (B) issue to Suzlon a written "Certificate for Payment" for such amount as Owner determines is properly due to Suzlon. If the amount so determined by Owner is less than the amount requested by Suzlon in the Application for Payment, Owner's Certificate for Payment shall indicate the specific reasons for so withholding all or a portion of the Milestone Payment and/or Reimbursable Expenses. If Owner determines that a portion of the Milestone Payment and/or Reimbursable Expenses is not due, Owner shall nevertheless approve payment for the remaining portion of the Application for Payment. If Owner fails to issue a Certificate for Payment within fifteen (15) Business Days after receipt of the corresponding Application for Payment, the entire amount provided in such Application for Payment shall nevertheless be paid by the date specified in Section 3.4(c); provided however, that such payment shall be without prejudice to any other rights to remedies Owner may have under this Agreement.

        (c)   Except as otherwise expressly provided in Footnotes 2 and 3 to this Agreement, within fifteen (15) Business Days after receipt of each Application for Payment, Owner shall pay directly to the account of Suzlon, as identified in Exhibit C of this Agreement, the amount due with respect to each such Application for Payment.

        (d)   Owner acknowledges and agrees that the above procedures do not apply to the Third 2008 Milestone Payment, the Third 2009 Milestone Payment or the Fourth 2009 Milestone Payment, which payments shall be due on the dates described in Section 3.2(a) without an Application for Payment.

        (e)   In the event the Final Payment is payable as to a Project as a result of the occurrence of an Alternate Final Milestone, Owner shall be entitled to "holdback" from the Final Payment (the "Punch List Holdback") an amount determined as follows:

          (i)    In the event there is a Punch List for such Project as of the date of such Alternate Final Milestone, an amount equal to the lesser of (I) (x) *** U.S. Dollars ($***) multiplied by (y), the number of WTGs at such Project, or (II) the dollar amount, if any, that has been mutually assigned by the Parties to complete such Punch List; or

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          (ii)   In the event there is no Punch List for such Project as of the date of such Alternate Final Milestone, an amount equal to (x) *** U.S. Dollars ($***) multiplied by (y), the number of WTGs at such Project.

Upon achievement of Final Completion as to such Project, Owner shall pay Suzlon the Punch List Holdback, if any.

        3.5    Ability to Stop Work for Failure to Pay.    Should Owner fail to pay any amount to Suzlon when the same is due (including, without limitation, the Third 2008 Milestone Payment, the Third 2009 Milestone Payment or the Fourth 2009 Milestone Payment), Suzlon may, without prejudice to any other rights to remedies it may have under this Agreement, stop its performance of the Work until payment of the amount owing has been received by Suzlon. Any monetary or schedule impact to Suzlon as a result of any such work stoppage shall be borne by Owner alone (and shall be implemented by an amendment to this Agreement reflecting Suzlon's reasonable costs incurred as a result of such stoppage and any reasonable modifications to the relevant schedules as a result of the stoppage). The terms of this Section 3.5, however, shall not apply to any amount which has not been paid to Suzlon by reason of a dispute raised by Owner in good faith as to such amount; provided, however, that Owner's dispute of such amount shall not be deemed raised in good faith if, inter alia, Owner fails to provide a written report to Suzlon (a) within fifteen (15) Business Days after Owner's receipt of the Application for Payment (or, as applicable, the Suzlon invoice) relating to such amount, and (b) detailing the reasons for Owner's dispute of such amount.

        3.6    Interest on Late Payments.    Payments due under this Agreement, but which remain unpaid past the date due for payment (including any amounts withheld which are later determined to have been improperly withheld), shall bear interest from the date due until paid at the Interest Rate.

        3.7    Taxes.    Suzlon shall be responsible for paying all non-United States and non-Canadian taxes, all United States import taxes and duties, and all of Suzlon's income taxes incurred in connection with Suzlon's performance of the Work or Delivery of the WTGs. All other Taxes incurred in relation to the Work, any Project, and/or the performance of the parties' duties and obligations under this Agreement (whether in the nature of sales, excise, use or otherwise) shall be borne and paid by Owner.

ARTICLE 4

MODIFIED OBLIGATIONS

        4.1    Scope of the Modified Obligations.    (a)    In the event (i) Owner fails to timely issue an NTP as provided in Section 2.3 for any reason other than a Suzlon Default or (ii) Definitive Agreements are not executed within the twenty (20) day period referenced in Section 2.4(a) for any reason other than a Suzlon Default, the Parties' rights, duties and obligations under this Agreement with respect to the corresponding WTGs shall thereupon automatically and immediately be amended to reflect the following terms and provisions: notwithstanding anything to the contrary contained in this Agreement, Suzlon's scope of Work for such WTGs shall be limited to the design and manufacturing of such WTGs, the Delivery of such WTGs (provided,

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however, the WTG components manufactured outside the continental United States shall be only Delivered to a Gulf Port), and the Commissioning of such WTGs, all in accordance with the terms and provisions of this Agreement (including, without limitation, the terms and provisions of Exhibit G attached hereto); provided, however, the Milestone payment schedule for such WTGs shall be that set forth in the following Section 4.1(b) in lieu of the Milestone payment schedule provided in Section 3.2(a), (collectively, the "Modified Obligations").

        (b)   Under the Modified Obligations, Owner shall remain responsible for payment of the full Contract Price as described in Article 3 hereof; provided, however, that the Milestones and the corresponding Milestone Payments shall be deemed revised to reflect the following:

Milestone	WTGs to Which Payment Applies	Milestone Payment
Execution of this Agreement	2008 WTGs	*** U.S. Dollars ($***), representing *** percent (*** %) of the Total 2008 Contract Price, plus the LVRT Fee for all 2008 WTGs (the "Third 2008 Milestone Payment")
***	2009 WTGs	*** U.S. Dollars ($***), representing *** percent (*** %) of the Total 2009 Contract Price (the "Third 2009 Milestone Payment")
***	2009 WTGs
*** U.S. Dollars ($***), representing *** percent (***%) of the Total 2009 Contract Price, plus the LVRT Fee for all 2009 WTGs and (if applicable) the Climb-Assist Fee for all 2009 WTGs (provided, however, that any Climb-Assist Election issued before this date with respect to 2009 WTGs must be accompanied by the Climb-Assist Fee for all the 2009 WTGs) (the "Fourth 2009 Milestone Payment")
Date that bills of lading have been issued for all Major Components of a WTG (however, as to the Major Components which are	All WTGs	*** percent ***%) of the applicable Contract Price for each WTG (i.e., pro rate the payment for each WTG) (the "Bill of Lading/Ex Works

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Milestone	WTGs to Which Payment Applies	Milestone Payment
manufactured within the continental United States, it shall be the date an "ex works certificate" is issued and not a bill of lading)		Milestone Payment")
Earlier of (i) delivery of all Major Components of a WTG to a Project Site, or (ii) fourteen (14) days after Delivery of such Major Components[3]	All WTGs	*** percent (***%) of the applicable Contract Price for each WTG (i.e., pro rate the payment for each WTG)

Earlier of (i) completion of Commissioning of such WTG, or (ii) sixty (60) days after the later of (x) Delivery of all Major Components of such WTG (plus any Suzlon Storage Days) and (y) the Delivery Deadline of such WTG	All WTGs	*** percent (***%) of the applicable Contract Price (i.e., pro rate the payment for each WTG)

Earlier of (i) Final Completion with respect to a Project, or (ii) one hundred twenty (120) days after the later of (x) Delivery of all Major Components of all WTGs which will comprise a Project (plus any Suzlon Storage Days) and (y) the last Delivery Deadline of any WTG which will comprise a Project (the achievement of such Milestone under clause (ii) being an "Alternate Final Milestone")	All WTGs
*** percent (***%) of the applicable Contract Price (prorated for each Project Site, which is determined on the basis of the number of WTGs at each such Project Site) (the "Final Payment"); provided in the event of an Alternate Final Milestone, such Milestone Payment shall be the Final Payment minus the Punch List Holdback applicable to such Project, as further described in Section 3.4(e))
Final Completion with respect to a Project	All WTGs	Punch List Holdback applicable to such Project Site

3 NOTE: If this Milestone occurs prior to the first day of the month immediately preceding the month in which the Delivery Deadline for such WTG occurs, then this Milestone Payment shall be payable on the later of (x) such first day of the month immediately preceding the month in which the Delivery Deadline for such WTG occurs or (y) the date specified in Section 3.4(c) as to the Application for Payment for such Milestone.

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        4.2    Continuing Attempts as to Definitive Agreements.    Even though WTGs may be subject to the Modified Obligations, the Parties shall nevertheless exert their respective best good faith efforts to prepare, execute and deliver (or arrange for the execution and delivery) of Definitive Agreements with respect to such WTGs (the preparation of which shall be in accordance with the terms of Section 2.4 of this Agreement using the form of Definitive Agreements attached hereto). Except as otherwise expressly provided herein, upon execution of such Definitive Agreements, the terms of this Agreement, as they relate to the WTGs that are addressed in such Definitive Agreements, shall thereupon automatically be deemed terminated, of no further force or effect, and superseded by the terms of the Definitive Agreements. In confirmation and furtherance thereof, the Parties acknowledge and agree that (except as otherwise expressly provided herein) this Agreement shall have no bearing, application or binding effect, whether legal or otherwise, upon any WTGs that are addressed in any executed Definitive Agreements (or with respect to any rights, remedies or obligations of the Parties with respect to such WTGs).

ARTICLE 5

LIMITATION OF LIABILITY

        5.1    Aggregate Liquidated Damages Cap.    (a)    Notwithstanding anything to the contrary contained in this Agreement:

          (i)    Suzlon's aggregate liability for all Delivery Liquidated Damages and Commissioning Liquidated Damages for any individual WTG shall be limited to a maximum of (x) *** percent (***%) of the 2008 Contract Price (as to any individual 2008 WTG), or (y) *** percent (***%) of the 2009 Contract Price (as to any individual 2009 WTG);

          (ii)   Suzlon's aggregate liability for PTC Liquidated Damages for all 2008 WTGs shall not exceed the 2008 PTC LD Cap; and

          (iii)  Suzlon's aggregate liability for PTC Liquidated Damages for all 2009 WTGs shall not exceed the 2009 PTC LD Cap.

        (b)   Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Suzlon's aggregate liability for any and all Delivery Liquidated Damages, Commissioning Liquidated Damages, PTC Liquidated Damages, V3 Liquidated Damages, GL Liquidated Damages, Power Curve Liquidated Damages and Measured Average Availability Liquidated Damages for all WTGs shall not exceed an amount equal to fifty percent (50%) of the Contract Price (the "Aggregate LD Cap").

        (c)   Upon execution of each set of Definitive Agreements,

          (i)    the 2008 PTC LD Cap and/or the 2009 PTC LD Cap (as applicable) shall thereupon automatically be deemed reduced by the amount specified in each such TSA or TSIA as the "PTC LD Cap" thereunder; and

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          (ii)   the Aggregate LD Cap shall thereupon automatically be deemed reduced by the amount specified in each such TSA or TSIA as the "Aggregate LD Cap" thereunder.

        5.2    Overall Limitation of Liability.    (a)    Notwithstanding anything to the contrary contained in this Agreement, in no event shall Suzlon, its parent company or Affiliates, be liable, alone or in the aggregate, to Owner for any damages, claims, demands, suits, causes of action, losses, costs, expenses and/or liabilities related in any manner to this Agreement (collectively, "Losses") in excess of an amount equal to *** percent (***%) of the Liability Cap, regardless of whether such liability arises out of breach of contract, guarantee or warranty, tort, product liability, indemnity, contribution, strict liability or any other legal theory; provided, however:

          (i)    the Liability Cap shall not apply to, and no credit shall be issued against the Liability Cap for Suzlon's indemnity obligations set forth in Article 6 below solely as they relate to claims by third parties for bodily injury or property damage; and

          (ii)   the liability of Suzlon, its parent company and their Affiliates for Losses related solely to Suzlon's indemnity obligations under Article 7 (the "IPR Liability") shall not be subject to the aforementioned Liability Cap, but such IPR Liability shall in no event be in excess of an amount equal to (x) *** percent (***%) of the Liability Cap, minus (y) the aggregate amount of all Losses for which Suzlon, its parent company and their Affiliates are liable (other than pursuant to the terms of Article 7).

For purposes of this Agreement, the "Liability Cap" means an amount equal to the sum of (x) the Contract Price, (y) the LVRT Fee for all WTGs, and (z) the Climb-Assist Fee for all WTGs for which the Climb-Assist System has been included; provided such amount shall be reduced: (1) by the portion of the Contract Price applicable to the WTG purchases cancelled pursuant to Section 8.5, and (2) by any amount paid by any contractor, subcontractor, consultant, vendor, supplier or agent of Suzlon to Owner by reason of any claim made by Owner against any such parties in relation to this Agreement or the work or services provided (or to be provided) by any such parties in relation to this Agreement. In addition, notwithstanding the foregoing, upon execution of each set of Definitive Agreements, the Liability Cap hereunder shall thereupon automatically be deemed reduced by the amounts specified in each TSA or TSIA as the (x) "contract price" thereunder, (y) the LVRT Fee for all WTGs thereunder, and (z) the Climb-Assist Fee for all WTGs thereunder for which the Climb-Assist System has been included. For the sake of clarity, any liability of Suzlon which accrues under any executed Definitive Agreements shall not apply against the Liability Cap.

        (b)   Notwithstanding the foregoing or anything to the contrary contained in this Agreement, to the extent Suzlon is liable for Delivery Liquidated Damages, Commissioning Liquidated Damages, PTC Liquidated Damages, V3 Liquidated Damages, GL Liquidated Damages, Power Curve Liquidated Damages and/or Measured Average Availability Liquidated Damages pursuant to this Agreement, as to each set of executed Definitive Agreements (if and when executed), that portion of such liquidated damages which is equivalent to the Liquidated Damages Share corresponding to each such set of Definitive Agreements (i) shall be subject to the "liability caps" under each such set of Definitive Agreements once executed, and (ii) shall not apply to or be credited against the Liability Cap provided in this Agreement after execution

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of such corresponding set of Definitive Agreements (i.e., for the sake of clarity, if Suzlon is liable for liquidated damages under this Agreement, the "limitations of liability" under each such set of executed Definitive Agreements and not those in this Agreement (such as the Liability Cap), shall apply to the Liquidated Damages Share applicable to each such set of Definitive Agreements). For the purposes of this Amendment, the term "Liquidated Damages Share" means, as to any executed set of Definitive Agreements, an amount equal to the sum of:

          (i)    The Delivery Liquidated Damages, Commissioning Liquidated Damages, PTC Liquidated Damages, Power Curve Liquidated Damages and/or Measured Average Availability Liquidated Damages, if any, that have accrued as to WTGs covered by such executed set of Definitive Agreements;

          (ii)   The V3 Liquidated Damages, if any, divided by the number of WTGs actually purchased pursuant to this Agreement, multiplied by the number of WTGs addressed in such executed set of Definitive Agreements; and

          (iii)  The GL Liquidated Damages, if any, divided by the number of WTGs actually purchased pursuant to this Agreement, multiplied by the number of WTGs addressed in such executed set of Definitive Agreements

        5.3    Consequential Damages.    Notwithstanding anything to the contrary contained in this Agreement (other than the last sentence of this Section), Owner and Suzlon waive all claims arising in connection with this Agreement against each other (and against each other's parent company, Affiliates, contractors, subcontractors, consultants, vendors, suppliers and agents) for any consequential, incidental, indirect, special, exemplary or punitive damages (including, but not limited to, loss of actual or anticipated profits, revenues or product; revenue loss by reason of shutdown or non-operation; increased expense of borrowing or financing; or loss of use or productivity), and regardless of whether any such claim arises out of breach of contract or warranty, tort, product liability, indemnity, contribution, strict liability or any other legal theory. Any consequential, incidental, indirect, special, exemplary or punitive damages incurred by Suzlon or Owner in relation to a third party in connection with this Agreement shall, for all purposes of this Agreement, be deemed consequential, incidental, indirect, special, exemplary or punitive damages in relation to any claim brought by Suzlon or Owner against the other Party to this Agreement. Nothing in this Section 5.3 shall be deemed to apply to any Delivery Liquidated Damages, Commissioning Liquidated Damages, PTC Liquidated Damages, V3 Liquidated Damages, GL Liquidated Damages, Power Curve Liquidated Damages or Measured Average Availability Liquidated Damages.

        5.4    Effect of Definitive Agreements.    Nothing in this Article 5 or in Section 11.10 is intended to limit or supersede any liability, remedy or recourse provided for or existing under any executed Definitive Agreements; it being agreed that this Agreement and all executed Definitive Agreements shall be deemed and treated as separate and distinct agreements.

        5.5    Releases Valid in All Events.    Releases, disclaimers, and limitations on liability expressed in this Agreement shall apply even in the event of the negligence, strict liability, fault, or breach of contract (including other legal bases of responsibility such as fundamental breach) of the Party whose liability is released, disclaimed, or limited.

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ARTICLE 6

MUTUAL INDEMNITY

        6.1    Mutual Indemnity.    Owner, as one Party, and Suzlon, as the other Party, agree to defend, indemnify and hold each other, and each other's lenders, parent company, Affiliates, officers, directors, agents and employees, harmless from and against any claims, losses, damages or liabilities (including, but not limited to, reasonable attorneys' fees and court costs) on account of any claim by a third party (including contractors, subcontractors, consultants, vendors, suppliers and agents of a Party) for bodily injury or property damage against the indemnified Party caused by the negligent act or omission, or willful misconduct, of the indemnifying Party or the indemnifying Party's employees, contractors, subcontractors or agents, in connection with the performance of their respective obligations under this Agreement. These indemnification obligations shall survive the termination or expiration of this Agreement. Notwithstanding the foregoing, the defense, indemnity and hold harmless obligations in this Section 6.1 shall not apply to damage or loss to any property which is part of a Project (or is to be incorporated into a Project).

        6.2    Indemnification Rights Not Abridged.    The indemnification obligations contained in Section 6.1 shall not be construed so as to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to an indemnified Party hereunder. In claims against a Party which are indemnified pursuant to the indemnifications contained in Section 6.1 and which are brought by an employee of the indemnifying Party, a subcontractor of the indemnifying Party, or anyone employed by them, the indemnification contained in Section 6.1 shall not be limited (i) by a limitation on the amount or type of damages, compensation, or benefits payable by or for the indemnifying Party, or a subcontractor of the indemnifying Party, under workers' or workmen's compensation acts, disability benefit acts, or other employee benefit acts, or (ii) pursuant to any common law or case law.

ARTICLE 7

INTELLECTUAL PROPERTY

        7.1    Indemnity Against Infringement.    Suzlon shall indemnify and keep indemnified and hold harmless Owner and its lenders, parent company, Affiliates, officers, directors, agents and employees, from and against all claims, liabilities, losses and damages asserted by any third party person, together with all costs and expenses relating thereto (including reasonable legal fees), based upon any claim of infringement or misappropriation of any patent or other license or right to intellectual property (whether by way of patent, copyright, mask work right, trade secret, trademark or otherwise) resulting from the manufacture, offer for sale, sale, supply, or importation of the WTGs, or any part or component thereof, or their use by Owner as set forth in this Agreement or any Definitive Agreements; provided, however, that Suzlon shall not be obligated to provide an indemnity against infringement or misappropriation resulting from the use of the WTGs, or any part, component or process thereof, by Owner as set forth in this Agreement or any Definitive Agreements to the extent such infringement or misappropriation arose or resulted from Owner's failure to erect, Mechanically Complete (unless erection and/or Mechanical Completion services were provided by Suzlon pursuant to this Agreement), operate,

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or maintain (unless the applicable maintenance services were provided by Suzlon pursuant to this Agreement) such WTGs in accordance with the Installation Manual, Operation Manual and Service Manual. Each Party agrees to notify the other as soon as possible of any material matters with respect to which the foregoing indemnity may apply and of which the notifying Party has knowledge. Subject to the preceding terms, if notified in writing of any action or claim for which Suzlon is to provide an indemnity under this Section 7.1, Suzlon shall, without limitation, defend such action or claim at its expense and pay the cost and damages and attorneys' fees awarded against Owner in such action or claim; provided, that Suzlon shall have the right to control the defense (including selection of defense counsel) and settlement of all such actions or claims.

        7.2    Treatment of Infringing Equipment.    If an order by any court of competent jurisdiction shall be obtained against the sale or delivery to Owner, or Owner's use or operation of, the WTGs or any part or component thereof or process used therein by reason of Suzlon's alleged infringement of any intellectual property right of any party (whether by reason of a patent, copyright, mask work right, trade secret, trademark or other license or right), Suzlon shall first be afforded a reasonable opportunity, at its expense but without limiting its indemnification obligations under Section 7.1, to diligently seek the discharge of any such order as aforesaid, and at Suzlon's election to forthwith:

  (i)
  at a commercially reasonably time (taking into consideration Owner's operation of any applicable WTG), modify the WTGs so that they become non-infringing;

  (ii)
  procure for Owner the right to use, or continue to use, the WTGs and the infringing equipment, component or process; or

  (iii)
  substitute for any infringing equipment, component or process, other non-infringing equipment, component or process having the capabilities, quality, utility and workmanship which otherwise satisfy Suzlon's obligations under this Agreement;

        except to the extent such alleged infringement arose or resulted from Owner's failure to erect, Mechanically Complete (unless erection and/or Mechanical Completion services were provided by Suzlon pursuant to this Agreement), operate, or maintain (unless the applicable maintenance services were provided by Suzlon pursuant to this Agreement) such WTGs in accordance with the Installation Manual, Operation Manual and Service Manual. Suzlon's replacement or modification of infringing equipment, parts, components or processes pursuant to this Section 7.2 must conform to the Technical Specifications, and may not reduce the power rating of the WTGs or materially increase the operating costs of the WTGs.

ARTICLE 8

DEFAULT AND REMEDIES AND TERMINATION

        8.1    Termination by Owner for Cause.    The occurrence of any one or more of the following matters constitutes a default by Suzlon under this Agreement (a "Suzlon Default"):

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        (a)   Suzlon becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, its debts as they become due;

        (b)   Suzlon makes a general assignment for the benefit of its creditors;

        (c)   Suzlon shall commence or consent to any case, proceeding or other action (a) seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Suzlon or of Suzlon's debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debts, or (b) seeking appointment of a receiver, trustee or similar official for Suzlon or for all or any part of Suzlon's property;

        (d)   any case, proceeding or other action against Suzlon shall be commenced (a) seeking to have an order for relief entered against Suzlon as debtor, (b) seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Suzlon or Suzlon's debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or (c) seeking appointment of a receiver, trustee, or similar official for Suzlon or for all or any part of Suzlon's property; and such case, proceeding or action is not dismissed within sixty (60) days thereafter;

        (e)   the material breach of any representation or warranty made by Suzlon herein which prevents Suzlon from performing hereunder;

        (f)    Suzlon attempts to assign, convey or transfer this Agreement or any interest herein without Owner's prior written consent;

        (g)   Suzlon fails to make any payment to Owner when due pursuant to the terms of this Agreement, and such failure continues for five (5) Business Days following Suzlon's receipt of written notice from Owner to cure such failure (provided, however, the terms of this Section 8.1(g) shall not apply to any amount which has not been paid to Owner by reason of a dispute raised by Suzlon in good faith as to such amount);

        (h)   the Delivery Liquidated Damages that have accrued with respect to a WTG are equivalent to the corresponding Delivery LD Cap, and the Delivery delay with respect to such WTG is thereafter continuing;

        (i)    the Commissioning Liquidated Damages that have accrued with respect to a WTG are equivalent to the corresponding Commissioning LD Cap, and the Commissioning delay with respect to such WTG is thereafter continuing;

        (j)    Suzlon fails to observe or perform in any material respect any other material covenant, agreement, obligation, duty or provision of this Agreement, and such failure continues for thirty (30) days after Suzlon's receipt of written notice thereof from Owner; provided, however, if such failure cannot with due diligence be remedied by Suzlon within such thirty (30) day period, and Suzlon shall have diligently prosecuted the remedying of such failure within such thirty (30) days, such period shall be extended by such additional time period as may be reasonably required by Suzlon to cure such failure;

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        (k)   (a) one or more defaults by Suzlon have occurred under two or more sets of executed Definitive Agreements for different Projects (i.e., in each instance, there has been a breach by Suzlon under such Definitive Agreements and the applicable cure period under the corresponding Definitive Agreements has lapsed), (b) such default(s) relate(s) to twenty (20) or more WTGs, and (c) after the occurrence or lapse of the circumstances described in the preceding clauses (a) and (b), Suzlon fails to cure such default(s) within ten (10) Business Days after receipt of written notice from Owner specifying that Owner will declare a default under this Section 8.1(k) unless the default(s) under the Definitive Agreements are cured within such ten (10) day time period; or

        (l)    the Suzlon Guarantor has breached the terms of the Suzlon Parent Guarantee.

        8.2    Remedies Upon Suzlon Default.    Upon the occurrence of a Suzlon Default, Owner may, without prejudice to any other right or remedy Owner may have under this Agreement or at law and/or in equity, terminate this Agreement (but, in reference to a Suzlon Default specified under Section 8.1(h) or 8.1(i), only as to the WTG(s) to which such default applies) and, subject to Article 5 of this Agreement, seek recovery of any damages resulting therefrom.

        8.3    Termination by Suzlon for Cause.    The occurrence of any one or more of the following matters shall constitute a default by Owner under this Agreement (an "Owner Default"):

        (a)   Owner becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, its debts as they become due;

        (b)   Owner makes a general assignment for the benefit of its creditors;

        (c)   Owner shall commence or consent to any case, proceeding or other action (a) seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Owner or of Owner's debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debts, or (b) seeking appointment of a receiver, trustee or similar official for Owner or for all or any part of Owner's property;

        (d)   any case, proceeding or other action against Owner shall be commenced (a) seeking to have an order for relief entered against Owner as debtor, (b) seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Owner or Owner's debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or (c) seeking appointment of a receiver, trustee, or similar official for Owner or for all or any part of Owner's property; and such case, proceeding or other action is not dismissed within sixty (60) days thereafter;

        (e)   the material breach of any representation or warranty made by Owner herein which prevents Suzlon from performing hereunder;

        (f)    Owner attempts to assign, convey or transfer this Agreement or any interest herein contrary to or in violation of the terms of Section 11.2;

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        (g)   Owner fails to make any payment to Suzlon when due pursuant to the terms of this Agreement, and such failure continues for five (5) Business Days following Owner's receipt of written notice from Suzlon to cure such failure (provided, however, the terms of this Section 8.3(g) shall not apply to any amount which has not been paid to Suzlon by reason of a dispute raised by Owner in good faith as to such amount; provided, however, that Owner's dispute of such amount shall not be deemed raised in good faith if, inter alia, Owner fails to provide a written report to Suzlon (a) within fifteen (15) Business Days after Owner's receipt of the Application for Payment (or, as applicable, the Suzlon invoice) relating to such amount, and (b) detailing the reasons for Owner's dispute of such amount);

        (h)   Owner fails to observe or perform in any material respect any material covenant, agreement, obligation, duty or provision of this Agreement (excluding payment obligations, which are addressed in the preceding subsection (g)), and such failure continues for thirty (30) days after Owner's receipt of written notice thereof from Suzlon; provided, however, if such failure cannot with due diligence be remedied by Owner within such thirty (30) day period, and Owner shall have diligently prosecuted the remedying of such failure within such thirty (30) days, such period shall be extended by such additional time period as may be reasonably required by Owner to cure such failure; or

        (i)    the Owner Guarantor has breached the terms of the Owner Parent Guarantee.

        8.4    Remedies Upon Owner Default.    Upon the occurrence of an Owner Default, Suzlon may, without prejudice to any other right or remedy Suzlon may have under this Agreement or at law and/or in equity, terminate this Agreement and, subject to Article 5 of this Agreement, seek recovery of any damages resulting therefrom.

        8.5    Termination for Convenience by Owner.    (a)Owner may terminate this Agreement for convenience as to any WTG by providing Suzlon written notice of such desire on or before the date that is *** months prior to the Delivery Deadline applicable to any such WTG. To be effective, any such notice by Owner shall (as to each cancelled WTG) be accompanied by an amount equal to (i) the Cancellation Fee, less (ii) all amounts paid by Owner prior to such date with respect to such WTG (such net amount to be paid to Suzlon as to each cancelled WTG being the "Cancelled Amount"). In the event of any such termination, Suzlon shall exercise commercially reasonable efforts to resell such WTGs to third parties during the 365 day period after receipt of any such notice from Owner.

        (b)   For the purposes of this Section 8.5, the "Cancellation Fee" for each WTG shall be as follows:

Date of Suzlon's receipt of notice of WTG cancellation	Cancellation Fee for each WTG
On or prior to *** for 2008 Extended Delivery WTGs and 2009 WTGs:	*** percent (***%) of the 2008 Contract Price or 2009 Contract Price, as applicable.

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Between and including *** and *** for 2008 Extended Delivery WTGs and 2009 WTGs:	*** percent (***%) of the 2008 Contract Price or 2009 Contract Price, as applicable.
Between and including the Effective Date and the date which is *** months prior to the Delivery Deadline of the applicable 2008 WTGs (other than 2008 Extended Delivery WTGs):	*** percent (***%) of the 2008 Contract Price.
Between and including *** and the date which is *** months prior to the Delivery Deadline of the applicable 2008 Extended Delivery WTGs and 2009 WTGs:	*** percent (***%) of the 2008 Contract Price or 2009 Contract Price, as applicable.

        (c)   As to any WTGs Suzlon is unable to resell during such 365 day period, Suzlon shall be entitled to retain the applicable Cancelled Amount.

        (d)   As to those WTGs, if any, Suzlon does in fact resell (i.e., Suzlon receives a fully binding purchase commitment from a bona-fide purchaser) during the 365 day period following receipt of the notice of termination for convenience, the following shall occur:

  (i)
  Suzlon shall reimburse Owner for each such resold WTG an amount equal to (x) the applicable Cancelled Amount, less (y) Remarketing Costs and the Lost Purchase Price. However, if the amount calculated pursuant to clause (y) exceeds the applicable Cancelled Amount, Owner shall promptly pay such excess to Suzlon.

  (ii)
  "Remarketing Costs" shall mean all reasonable costs incurred by Suzlon in reselling a WTG for which Owner has cancelled its purchase, including, without limitation, extra handling, storage, reselling, marketing and legal costs. "Lost Purchase Price" shall be the amount, if any, by which the applicable Contract Price to have been paid by Owner for a cancelled WTG exceeds the purchase price for which a bona-fide purchaser buys such WTG.

  Owner may propose potential purchasers for any cancelled WTGs, which purchasers Suzlon shall consider in good faith (but with whom Suzlon shall not be obligated to contract).

In confirmation of the preceding terms of this Section, this Agreement shall remain in full force and effect as to any WTG for which Suzlon has not received Owner's written notice to Suzlon by the date that is *** prior to the Delivery Deadline of such WTG.

        8.6    Actions Upon Termination.    Upon termination of this Agreement, Suzlon will (a) cease operations as directed by Owner, (b) take all actions necessary for the protection and preservation of all equipment, materials, parts, supplies and the Work (in whatever stage of completion), and (c) cease entering into subcontracts and purchase orders.

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ARTICLE 9

REPRESENTATIONS AND WARRANTIES

        9.1    Owner Representations and Warranties.    Owner represents and warrants to Suzlon as follows:

        (a)    Due Organization; Good Standing; Qualified to Do Business.    Owner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b)    Due Authorization.    The execution, delivery and performance of this Agreement by Owner have been duly authorized by all necessary corporate action on the part of Owner and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Owner or any other party to any other agreement with Owner.

        (c)    Execution and Delivery.    This Agreement has been duly executed and delivered by Owner. This Agreement constitutes the legal, valid, binding and enforceable obligation of Owner, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by principles of equity.

        (d)    Governmental Approvals.    No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any Governmental Authority is required on the part of Owner in connection with the execution, delivery and performance of this Agreement, except those which have already been obtained or which Owner anticipates will be timely obtained in the ordinary course of performance of this Agreement.

        9.2    Suzlon Representations and Warranties.    Suzlon hereby represents and warrants to Owner as follows:

        (a)    Due Organization; Good Standing.    Suzlon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b)    Due Authorization.    The execution, delivery and performance of this Agreement by Suzlon have been duly authorized by all necessary corporate action on the part of Suzlon and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Suzlon or any other party to any other agreement with Suzlon.

        (c)    Execution and Delivery.    This Agreement has been duly executed and delivered by Suzlon. This Agreement constitutes the legal, valid, binding and enforceable obligation of Suzlon, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by principles of equity.

        (d)    Governmental Approvals.    No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any

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Governmental Authority is required on the part of Suzlon in connection with the execution, delivery and performance of this Agreement, except those which have already been obtained or which Suzlon anticipates will be timely obtained in the ordinary course of performance of this Agreement.

        (e)    Patents, Licenses, Franchises.    (i)    Suzlon is the holder of all patents, trademarks, service marks, trade names, copyrights, franchises, governmental consents, licenses, permits or other authorizations required in Suzlon's name to permit it to perform the Work, and operate or conduct its business, as contemplated by this Agreement or any Definitive Agreements; (ii) Suzlon has and will continue to have all intellectual property rights necessary to allow Owner and its subcontractors to assemble, use, operate, service, maintain and repair the WTGs (and each component, part and process thereof) without restriction or additional charge (excluding those restrictions and charges set forth elsewhere in this Agreement and (as applicable) the Modified Obligations or the Definitive Agreements); except to the extent such intellectual property rights are impaired or otherwise adversely affected by reason of Owner's failure to erect, Mechanically Complete (unless erection and/or Mechanical Completion services were provided by Suzlon pursuant to this Agreement), operate, or maintain (unless the applicable maintenance services were provided by Suzlon pursuant to this Agreement) such WTGs in accordance with the Installation Manual, Operation Manual and Service Manual; and (iii) to Suzlon's actual knowledge, neither the WTGs, including any component or part thereof or the processes used herein, nor the process used to manufacture the WTGs, or any component or part thereof, infringe or misappropriate any patent, copyright, mask work right, trade secret or other intellectual property and/or proprietary right of any third party.

ARTICLE 10

CONFIDENTIALITY

        10.1    Confidentiality.    (a)    Owner and Suzlon each agree to keep confidential, and shall not disclose, the terms and provisions of this Agreement, the Design Materials and, upon receipt from the other Party, any documentation or information (i) which is marked as "proprietary" or "confidential", (ii) which is supplied orally with a contemporaneous confidential designation, or (iii) which is known by the receiving Party to be confidential or proprietary information or documentation of the disclosing Party (collectively, the "Confidential Information"). The Parties will grant access to the Confidential Information only to (a) their respective Affiliates, and to its and their respective employees and authorized contractors, subcontractors, representatives and agents whose access is necessary to fulfill the terms of this Agreement or the Definitive Agreements executed in connection herewith, and (b) potential investors, lenders and developers in or of a proposed Project, in each case, who shall be bound by the terms and provisions of this Section; provided that (i) any such access shall be limited to such Confidential Information as any such employee, authorized contractor, subcontractor, representative or agent requires in order to fulfill the terms of this Agreement or the Definitive Agreements, (ii) any such access shall in no event include any pricing information with respect to this Agreement unless (x) as to Owner's provision of such access, such access is to Owner's Affiliates, potential investors in or lenders of Owner or potential investors, lenders or developers in or of a proposed Project, and their respective employees or authorized representatives or agents or (y) as to Suzlon's provision of such access, such access is to Suzlon's Affiliates,

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potential investors in or lenders of Suzlon, and their respective employees or authorized representatives or agents and (iii) the Party granting such access makes any third party with which such Confidential Information is shared subject to a written confidentiality agreement with terms substantially similar to those set forth in this Section, unless such third party has Control over such Party. Notwithstanding the foregoing, Owner, or any Affiliate or other entity which owns a Project, may also use Confidential Information (excluding pricing information) of Suzlon for the operation, maintenance and servicing of the WTGs, provided that Owner makes any third party with which such Confidential Information is shared subject to a written confidentiality agreement with terms substantially similar to those set forth in this Section. Each Party shall be liable for the disclosure of Confidential Information by any of its respective Affiliates, employees, contractors, subcontractors, representatives or agents. In addition, the Parties shall have no obligation with respect to any Confidential Information which (i) is or becomes publicly known through no act of the receiving Party, (ii) is approved for release by written authorization of the disclosing Party, (iii) is required to be disclosed by the receiving Party pursuant to legal requirements applicable to it (e.g., SEC disclosure obligations) or a legal process (so long as the receiving Party uses commercially reasonable efforts to avoid disclosure of such Confidential Information, and prior to furnishing such Confidential Information, the receiving Party notifies the disclosing Party and gives the disclosing Party the opportunity to object to the disclosure and/or to seek a protective order), or (iv) has been rightfully furnished to the receiving Party without any restriction on use or disclosure and not in violation of the rights of the other Party.

        (b)   Notwithstanding anything to the contrary in this Agreement, if Owner sells all or substantially all of its ownership interests, or all or substantially all of its assets, to a Competitor or an Affiliate of a Competitor, Owner shall keep confidential the Specified Information of Suzlon vis-a-vis any such Competitor and shall not disclose any such Specified Information to such Competitor. For purposes of this Agreement, "Specified Information" shall mean the Design Materials, and for a period of two (2) years from the Effective Date, all pricing information in this Agreement or in any Definitive Agreement.

        (c)   Nothing in this Agreement shall bar the right of either Party to seek and obtain from any court injunctive relief against conduct or threatened conduct which violates this Section.

ARTICLE 11

MISCELLANEOUS PROVISIONS

        11.1    Waiver.    No delay or omission by the Parties hereto in exercising any right or remedy provided for herein shall constitute a waiver of such right or remedy, nor shall it be construed as a bar to or waiver of any such right or remedy on any future occasion.

        11.2    Successors and Assigns.    (a)    This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of Suzlon and Owner. Neither Suzlon nor Owner may assign, convey or transfer this Agreement, in whole or in part, except upon the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld or delayed (provided, however, Suzlon acknowledges and agrees that Edison Mission Energy (as Owner under this Agreement) may assign, convey or transfer this Agreement, in

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whole or in part, to any Affiliate of Edison Mission Energy without Suzlon's prior written consent). Notwithstanding the foregoing, and except as otherwise expressly approved in writing by Suzlon, no assignment, conveyance or transfer of this Agreement, in whole or in part, by Edison Mission Energy shall be effective or otherwise binding unless and until Edison Mission Energy executes and delivers to Suzlon a guaranty in the form attached hereto as Exhibit E guaranteeing the obligations of the Owner under this Agreement.

        (b)   If Owner sells all or substantially all of its assets, it shall simultaneously therewith provide Suzlon with Acceptable Replacement Security unless the purchaser of such assets, on the date of such sale (i) assumes all of the rights and obligations of the Owner under this Agreement and (ii) has comparable creditworthiness of Edison Mission Energy as of the Effective Date.

        11.3    Notices.    Any notice required or authorized to be given hereunder or any other communications between the Parties provided for under the terms of this Agreement shall be in writing (unless otherwise provided) and shall be served personally or by reputable express courier service or by facsimile transmission addressed to the relevant Party at the address stated below or at any other address notified by that Party to the other as its address for service. Any notice so given personally or by express courier service shall be deemed to have been served and received upon delivery, or attempted delivery, and any notice so given by facsimile transmission shall be deemed to have been served and received on dispatch. As proof of such service and receipt, it shall be sufficient to produce a receipt showing delivery, or attempted delivery, by personal service or by express courier service, or an activity report of the sender's facsimile machine showing the correct facsimile number of the Party to whom notice is served and the correct number of pages transmitted.

        The Parties' addresses for service are:

To Owner:	Edison Mission Energy 18101 Von Karman Avenue, Suite 1700 Irvine, California 92612-1046 Attn: Investment Director Facsimile: (949) 757-4888 Telephone: (949) 757-2404
with a copy to:	Edison Mission Energy 18101 Von Karman Avenue, Suite 1700 Irvine, California 92612-1046 Attn: General Counsel Facsimile: (949) 757-4787 Telephone: (949) 757-2411

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To Suzlon:	Suzlon Wind Energy Corporation 8750 West Bryn Mawr Avenue Suite 720 Chicago, Illinois 60631 Attn: Chief Executive Officer Facsimile: (773) 444-0588 Telephone: (773) 328-5077
with a copy to:	Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606 Attn: Tim Callahan Facsimile: (312) 706-9131 Telephone: (312) 701-7204

        11.4    Governing Law.    This Agreement and all matters arising hereunder or in connection herewith shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflicts of law principles.

        11.5    Amendments.    This Agreement may be modified or amended only by an instrument in writing signed by the Parties hereto.

        11.6    Attachments Incorporated.    The recitals on the first few pages of this Agreement, and the Exhibits attached hereto, are hereby incorporated into and made a part of this Agreement.

        11.7    Performance Security.    (a)    As a material inducement to Owner to enter into this Agreement, (i) Suzlon Energy A/S (the "Suzlon Guarantor") shall guarantee the payment and performance obligations of Suzlon under this Agreement by executing and delivering, upon execution and delivery of this Agreement, a Guaranty in the form attached hereto as Exhibit D (the "Suzlon Parent Guarantee"), and (ii) Suzlon Energy A/S shall guarantee the payment and performance obligations of Suzlon under each set of executed Definitive Agreements by executing and delivering, along with the execution of each set of Definitive Agreements, a Guaranty in the form attached as Exhibit D.

        (b)   As a further material inducement to Owner to enter into this Agreement, Suzlon shall provide Owner with additional security for the performance of Suzlon's obligations under this Agreement and the Definitive Agreements, which additional security shall be provided (or increased, as applicable) when Owner pays Suzlon the Third 2008 Milestone Payment, the Fourth 2009 Milestone Payment and any Bill of Lading/Ex Works Milestone Payment (each a "Security Milestone Payment"). When each Security Milestone Payment is made by Owner to Suzlon, *** percent (***%) of such payment shall, in accordance with the following provisions, be deposited in the following Payment Escrow and/or addressed in the form of the following Suzlon L/C (as the case may be), or a combination thereof, at Suzlon's discretion (the security so selected by Suzlon, including any combination thereof, being the "Suzlon Security", and the aggregate amount of the Suzlon Security being the "Retention"):

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  •
  An escrow (the "Payment Escrow") established pursuant to an escrow agreement in the form attached hereto as Exhibit M with an escrowee mutually acceptable to the Parties. The funds deposited in the Payment Escrow shall be invested in a manner directed by Suzlon, and all interest thereon shall accrue solely for the benefit of Suzlon. The cost of establishing and maintaining the Payment Escrow shall be borne and paid by Suzlon.

  and/or

  •
  One or more irrevocable letters of credit (i) established at least three (3) Business Days prior to the dates each Security Milestone Payment is due from Owner to Suzlon (i) in a form attached hereto as Exhibit F, (ii) issued by a financial institution with an S&P rating of "A-" or better or a Moody's rating of "A-" or better, and (iii) naming the Owner as beneficiary (the "Suzlon L/C"). If Suzlon seeks to increase the face amount of the Suzlon L/C as a result of any upcoming Security Milestone Payment, at least three (3) Business Days prior to such Security Milestone Payment, Suzlon shall issue replacements or modifications of the Suzlon L/C, which such replacements or modifications shall increase the face amount of the Suzlon L/C by the amount so desired by Suzlon (which increase, in combination with amounts deposited or to be deposited in the Payment Escrow shall equal ***percent (***%) of such Security Milestone Payment). Such letters of credit shall have an expiry date no sooner than twelve (12) calendar months after issuance and Suzlon shall furnish extensions or replacements of the Letter of Credit ten (10) days prior to the expiration thereof from time to time until all of the Retention is to be returned to Suzlon as provided in this Section 11.7(b). Owner shall have the right to draw against the Suzlon L/C upon the failure or refusal of Suzlon to deliver any applicable extension or replacement of the Suzlon L/C as provided above. Notwithstanding the foregoing, Owner acknowledges and agrees that Suzlon has the right (in its sole discretion) to provide the required Retention through any combination of the Payment Escrow and/or the Suzlon L/C, and Owner shall not have the right to draw against the Suzlon L/C for the failure or refusal of Suzlon to deliver any applicable extension or replacement of the same to the extent Suzlon is providing the then-required amount of Retention through some combination of the Payment Escrow and/or the Suzlon L/C. In the event of a draw due to the failure or refusal of Suzlon to deliver any applicable extension or replacement of the applicable Suzlon L/C, Owner shall place and hold the proceeds of such draw in (i) the Payment Escrow or (ii) in the event the Payment Escrow is not yet established, in an escrow account until such time as (x) the Payment Escrow is established, (y) Owner is entitled to draw upon such funds as provided herein or (z) Owner is obligated to return to Suzlon the amount of any such draw upon receipt of an extension or replacement of the applicable Suzlon L/C. Any draw made by Owner under a Suzlon L/C shall not relieve Suzlon of any liabilities, deficiencies, costs, expenses or damages beyond what is drawn under the applicable Suzlon L/C. The cost of establishing and maintaining the Suzlon L/C shall be borne and paid by Suzlon.

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The Parties acknowledge and agree that the Suzlon Security is intended to act as security for Suzlon's obligations under this Agreement and all executed Definitive Agreements. Upon Delivery of all Major Components of a WTG, the Retention applicable to such WTG shall be released to Suzlon (through automatic withdrawals from the Payment Escrow and/or a reduction in the Suzlon L/C) in an amount equal to such WTG's pro rata share of the Retention (which pro rata share shall be determined based on the number of WTGs actually purchased pursuant to this Agreement and taking into account those WTGs whose pro rata share has already been released from the Retention), and shall apply whether the Delivery occurs pursuant to this Agreement or any executed Definitive Agreements. Suzlon shall, in its discretion, have the right to determine whether the reduction in the Retention upon Delivery shall occur by means of a withdrawal from the Payment Escrow or a reduction in the Suzlon L/C. Notwithstanding the foregoing, in the event of a Suzlon Default, Owner shall be entitled to draw upon the Retention for actual damages incurred by Owner as a result of such Suzlon Default, including any amount that constitutes liquidated damages hereunder where Suzlon has not paid such liquidated damages within the time required by this Agreement and such failure to pay has become a Suzlon Default. Any draw made by Owner upon the Retention shall in no way relieve Suzlon of any of its duties or obligations under this Agreement or any Definitive Agreements (other than the duties and obligations for which such draw was made). Each Payment Escrow and Suzlon L/C shall contain terms providing for the withdrawal from such Payment Escrow and/or the draw upon or reduction in such Suzlon L/C (as applicable) in the manner described in this Section 11.7(b). In addition, the Parties acknowledge and agree that, concurrently with the execution of each set of Definitive Agreements, the Parties will enter into an agreement with the "owner" under such set of Definitive Agreements which details the terms and conditions upon which such "owner" may draw upon the Suzlon Security as described in this Section 11.7(b).

        (c)   As a material inducement to Suzlon to enter into this Agreement and each set of Definitive Agreements, Edison Mission Energy or an Affiliate of Edison Mission Energy with comparable creditworthiness to Edison Mission Energy as of the Effective Date shall guarantee the payment obligations of the "owner" under each set of executed Definitive Agreements by delivering one of the following along with the execution and delivery of each set of Definitive Agreements:

          (i)    A guaranty executed by Edison Mission Energy or an Affiliate of Edison Mission Energy with comparable creditworthiness to Edison Mission Energy as of the Effective Date (an "Owner Guarantor") in the form attached hereto as Exhibit E (an "Owner Parent Guarantee"); or

          (ii)   An irrevocable letter of credit (a) in the form attached hereto as Exhibit H, (b) issued by a financial institution with an S&P rating of "A-" or better or a Moody's rating of "A-" or better, (c) naming Suzlon as beneficiary, and (d) in a face amount equal to the balance of the "contract price" under the corresponding TSA or TSIA (the "Owner's L/C"). The required amount of an Owner's L/C shall be reduced upon the payment by "owner" under such Definitive Agreement to Suzlon of the applicable Milestone Payments set forth in such Definitive Agreements, such that at any given time, the required face amount of the Owner's L/C shall equal the balance of the "contract price" under the corresponding TSA or TSIA. Owner covenants and agrees that an Owner's L/C (x) shall permit partial draws, and (y) shall have an expiry date no sooner

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  than twelve (12) calendar months after issuance (and Owner shall furnish extensions or replacements of such letter of credit ten (10) days prior to the expiration thereof from time to time prior to payment of the Milestone Payment to be made by "owner" under such Definitive Agreement upon the Final Completion of the applicable Project). Upon payment of the Milestone Payment to be made by "owner" under a Definitive Agreement upon the Final Completion of the applicable Project, the applicable Owner's L/C shall be returned to Owner.

  An Owner's L/C shall secure the payment obligations of "owner" under each such set of executed Definitive Agreements. Suzlon shall have the right to draw against an Owner's L/C upon: (i) the failure of "owner" under a Definitive Agreement to make a Milestone Payment when due under such set of Definitive Agreements or (ii) the failure or refusal of Owner to deliver any applicable extension or replacement of the applicable Owner's L/C as provided above. In the event of a draw due to the failure of "owner" under a Definitive Agreement to make a Milestone Payment when due, the proceeds of the draw shall be applied against the applicable Milestone Payment and any costs, expenses and damages incurred by Suzlon as a result of the failure of the "owner" under such Definitive Agreement to make the applicable Milestone Payment. In the event of a draw due to the failure or refusal of Owner to deliver any applicable extension or replacement of the applicable Owner's L/C, Suzlon shall place and hold the proceeds of such draw in an escrow account and shall draw upon them as provided herein or return to Owner the amount of any such draw upon receipt of an extension or replacement of the applicable Owner's L/C or payment of any applicable Milestone Payments. Any draw made by Suzlon under an Owner's L/C shall not relieve "owner" under such Definitive Agreement of any liabilities, deficiencies, costs, expenses or damages beyond what is drawn under the applicable Owner's L/C.

        11.8    Entire Agreement.    The terms and conditions set forth herein and in the Performance Side Letter, together with those set forth on all Exhibits attached hereto, constitute the complete statement of the agreement between Owner and Suzlon relating to the subject matter hereof. No prior statement or correspondence shall modify or affect the terms and conditions hereof. Prior representations, promises, warranties or statements by Suzlon or Owner, or by any agent or employee of Suzlon or Owner, that differ in any way from the terms and conditions hereof shall be given no effect.

        11.9    Counterparts.    This Agreement may be executed by the Parties in one or more counterparts, all of which taken together, shall constitute one and the same instrument.

        11.10    NO IMPLIED WARRANTIES.    ANY GUARANTIES AND WARRANTIES SET FORTH IN THIS AGREEMENT ARE SUZLON'S SOLE AND EXCLUSIVE GUARANTIES AND WARRANTIES. SUZLON MAKES NO OTHER GUARANTIES OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS, IMPLIED, ORAL, WRITTEN OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, TITLE, PATENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES ARISING BY CUSTOM, TRADE USAGE, PROMISE, EXAMPLE OR DESCRIPTION, ALL OF WHICH GUARANTIES

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AND WARRANTIES ARE EXPRESSLY DISCLAIMED BY SUZLON AND WAIVED BY OWNER.

        11.11    Severability.    In case any provision in this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected.

        11.12    Headings.    The headings and captions used in this Agreement are inserted for reference and convenience only and the same shall not limit or construe the sections, articles or paragraphs to which they apply or otherwise affect the interpretation thereof.

        11.13    Signatures.    The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

        11.14    Interpretation.    (a)The Parties acknowledge and agree that the Definitive Agreements (attached hereto as Exhibit A) are incorporated into this Agreement solely for reference and convenience purposes and shall have no effectiveness unless and until such documents are executed and delivered by the appropriate parties (at which point, such executed documents shall constitute agreements separate and distinct from this Agreement).

        (b)   Except as otherwise provided in Section 11.14(c), in the event of any conflict or inconsistency between the terms set forth in the body of this Agreement and the terms of any Exhibit attached hereto (other than Exhibit G), the terms of the body of this Agreement shall govern and take precedence; provided, however, with respect to any WTG that is subject to the Modified Obligations, in the event of any conflict or inconsistency between the terms set forth in the body of this document and the terms of Exhibit G, the terms of Exhibit G shall govern and take precedence.

        (c)   Notwithstanding anything to the contrary contained herein, the term "Agreement" shall, solely with respect to any WTG that is subject to the Modified Obligations, mean the body of this document and all Exhibits attached hereto (including, without limitation, Exhibit G). In all other cases, the term "Agreement" shall mean the body of this document and all Exhibits attached hereto (other than Exhibit G).

        (d)   To the maximum extent possible, the terms of this Agreement and the terms of the Performance Side Letter shall be interpreted to be consistent with each other, and if necessary interpreted together to determine the outcome of a matter affected by both this Agreement and the Performance Side Letter; provided, however, notwithstanding anything to the contrary contained in this Agreement, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Performance Side Letter as to the subject matter reflected in the Performance Side Letter, the terms and provisions of the Performance Side Letter shall govern and control.

        11.15    Force Majeure.    (a)    If an event of Force Majeure or Owner Default occurs that adversely affects Suzlon's performance under the Agreement (including, without limitation,

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Suzlon's cost of performing its obligations under the Agreement), Suzlon shall be entitled to an equitable adjustment in the Contract Price, the fees payable pursuant to this Agreement and/or the schedules for the performance of the Work (including, without limitation, the Deadline Dates) reflecting the impact of such event of Force Majeure or Owner Default, which adjustment shall be reflected in an amendment to this Agreement. Notwithstanding the foregoing, if Owner and Suzlon reasonably believe that the then current schedules for Suzlon's performance of the Work may be preserved, then Owner shall have the option of so increasing the Contract Price (and/or implementing such other mutually acceptable measures at the Owner's sole cost) to preserve the then current schedules for Suzlon's performance of the Work. If Suzlon requests such amendment as a result of an event of Force Majeure, Suzlon must do so in writing within fifteen (15) Business Days after Suzlon first becomes aware of such event.

        (b)   If an event of Force Majeure or Suzlon Default occurs that adversely affects Owner's ability to meet any Mechanical Completion Deadline or its Expected MC Date, Owner shall be entitled to an equitable adjustment in such Mechanical Completion Deadline or such Expected MC Date reflecting the impact of such event of Force Majeure or Suzlon Default, which adjustment shall be reflected in an amendment to this Agreement, provided (x) if Owner requests an amendment as to such Mechanical Completion Deadline as a result of an event of Force Majeure, Owner must do so in writing within fifteen (15) Business Days after Owner first becomes aware of such event, and (y) if Owner requests an amendment as to such Expected MC Date, Owner must comply with the terms and provisions of Section 2.2(c)(ii).

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        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

EDISON MISSION ENERGY
By:	/s/ Gerard P. Loughman
Name: Gerard P. Loughman
SUZLON WIND ENERGY CORPORATION
By:	/s/ Andris Cukurs
Name: Andris Cukurs
Title: Chief Executive Officer

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PURCHASE & RESERVATION AGREEMENT
ARTICLE 3 CONTRACT PRICE; PAYMENTS TO SUZLON